                                                              EXHIBIT 99.3(b)(1)

                                                                  CONFORMED COPY



                                 $1,400,000,000



                         CREDIT AND GUARANTY AGREEMENT



                                  dated as of



                                January 7, 1998



                                     among



                            ARAMARK SERVICES, INC.,

                     ARAMARK UNIFORM SERVICES GROUP, INC.,

                              ARAMARK CORPORATION,
                              as Parent Guarantor



                            THE BANKS LISTED HEREIN



                                      and



                            THE CHASE MANHATTAN BANK



                                      and



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,



                                   as Agents

                               TABLE OF CONTENTS
                               -----------------

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                                                                                                          PAGE
                                                                                                          ----
                                                  ARTICLE 1

                                                 DEFINITIONS
SECTION 1.01.  Definitions...................................................................................1
SECTION 1.02.  Accounting Terms and Determinations..........................................................16
SECTION 1.03.  Types of Borrowings..........................................................................16

                                                  ARTICLE 2

                                                  THE LOANS

SECTION 2.01.  Commitments to Lend..........................................................................17
SECTION 2.02.  Notice of Committed Borrowings...............................................................17
SECTION 2.03.  Money Market Borrowings......................................................................18
SECTION 2.04.  Swingline Advances...........................................................................21
SECTION 2.05.  Notice to Banks; Funding of Loans............................................................21
SECTION 2.06.  Maturity of Loans............................................................................22
SECTION 2.07.  Notes........................................................................................22
SECTION 2.08.  Interest.....................................................................................23
SECTION 2.09.  Facility Fees................................................................................28
SECTION 2.10.  Reduction of Commitments.....................................................................29
SECTION 2.11.  Mandatory Termination of Commitments.........................................................31
SECTION 2.12.  Optional Prepayments.........................................................................31
SECTION 2.13.  Payments.....................................................................................31
SECTION 2.14.  Funding Losses...............................................................................32
SECTION 2.15.  Withholding Tax Exemption....................................................................32

                                                  ARTICLE 3

                                                  CONDITIONS

SECTION 3.01.  Effectiveness................................................................................33
SECTION 3.02.  Conditions to Borrowing......................................................................35
SECTION 3.03.  Representation by Borrower...................................................................35
SECTION 3.04.  Transitional Provisions......................................................................35

                                                  ARTICLE 4

                                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power................................................................36
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention...................................36

                                                                                                          PAGE
SECTION 4.03.  Binding Effect...............................................................................37
SECTION 4.04.  Financial Information........................................................................37
SECTION 4.05.  Litigation...................................................................................37
SECTION 4.06.  Compliance with ERISA........................................................................37
SECTION 4.07.  Environmental Matters........................................................................38
SECTION 4.08.  Taxes........................................................................................38
SECTION 4.09.  Compliance with Laws.........................................................................38
SECTION 4.10.  Not an Investment Company....................................................................39
SECTION 4.11.  Full Disclosure..............................................................................39

                                                  ARTICLE 5

                                                  COVENANTS

SECTION 5.01.  Information..................................................................................39
SECTION 5.02.  Payment of Obligations.......................................................................42
SECTION 5.03.  Maintenance of Property; Insurance...........................................................42
SECTION 5.04.  Conduct of Business and Maintenance of Existence.............................................42
SECTION 5.05.  Inspection of Property, Books and Records....................................................43
SECTION 5.06.  Maintenance of Stock of Borrowers............................................................43
SECTION 5.07.  Negative Pledge..............................................................................43
SECTION 5.08.  Consolidations, Mergers and Sales of Assets..................................................44
SECTION 5.09.  Fixed Charge Coverage........................................................................45
SECTION 5.10.  Debt Coverage................................................................................45
SECTION 5.11.  Minimum Consolidated Net Worth...............................................................45
SECTION 5.12.  Transactions with Affiliates.................................................................45
SECTION 5.13.  Use of Proceeds..............................................................................45
SECTION 5.14.  Restricted Payments..........................................................................46

                                                  ARTICLE 6

                                                   DEFAULTS

SECTION 6.01.  Events of Default............................................................................46
SECTION 6.02.  Notice of Default............................................................................49

                                                  ARTICLE 7

                                                  THE AGENTS

SECTION 7.01.  Appointment and Authorization................................................................49
SECTION 7.02.  Agents and Affiliates........................................................................49
SECTION 7.03.  Action by Agents.............................................................................49
SECTION 7.04.  Consultation with Experts....................................................................50

                                                                                                          PAGE
SECTION 7.05.  Liability of Agents..........................................................................50
SECTION 7.06.  Indemnification..............................................................................50
SECTION 7.07.  Credit Decision..............................................................................50
SECTION 7.08.  Agency Fees..................................................................................51
SECTION 7.09.  Successor Agents.............................................................................51
SECTION 7.10.  Co-Agents....................................................................................51

                                                  ARTICLE 8

                             CHANGES IN CIRCUMSTANCES AFFECTING FIXED RATE LOANS

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.....................................51
SECTION 8.02.  Illegality...................................................................................52
SECTION 8.03.  Increased Cost...............................................................................52
SECTION 8.04.  Base Rate Loans Substituted for Affected Loans...............................................54

                                                  ARTICLE 9

                                                  GUARANTEE

SECTION 9.01.  The Guarantee................................................................................55
SECTION 9.02.  Guarantee Unconditional......................................................................55

SECTION 9.03.  Discharge Only upon Payment in Full; Reinstatement in Certain

          Circumstances.....................................................................................56
SECTION 9.04.  Waiver.......................................................................................57
SECTION 9.05.  Subrogation and Contribution.................................................................57
SECTION 9.06.  Stay of Acceleration.........................................................................57

                                                  ARTICLE 10

                                             JUDICIAL PROCEEDINGS

SECTION 10.01.  Consent to Jurisdiction.....................................................................57
SECTION 10.02.  Enforcement of Judgments....................................................................57
SECTION 10.03.  Service of Process..........................................................................58
SECTION 10.04.  No Limitation on Service or Suit............................................................58

                                                  ARTICLE 11

                                                MISCELLANEOUS

SECTION 11.01.  Notices.....................................................................................58
SECTION 11.02.  No Waiver...................................................................................58
SECTION 11.03.  Expenses; Documentary Taxes; Indemnification for Litigation.................................59
SECTION 11.04.  Amendments and Waivers......................................................................59

                                                                                                          PAGE
SECTION 11.05.  Sharing of Set-offs.........................................................................60
SECTION 11.06.  New York Law................................................................................60
SECTION 11.07.  Successors and Assigns......................................................................60
SECTION 11.08.  Collateral..................................................................................62
SECTION 11.09.  Counterparts................................................................................62
SECTION 11.10.  WAIVER OF JURY TRIAL........................................................................62

Exhibit A - Note

Exhibit B - Opinion of Counsel of the
                     Borrowers and the Parent Guarantor

Exhibit C - Opinion of Special Counsel for the Agents

Exhibit D - Subsidiary Guaranty Agreement

Exhibit E - Management Equity Note

Exhibit F - Invitation for Money Market Quotes

Exhibit G - Money Market Quote

                         CREDIT AND GUARANTY AGREEMENT

          AGREEMENT dated as of January 7, 1998 (the "Agreement") among ARAMARK SERVICES, INC., ARAMARK UNIFORM SERVICES GROUP, INC., ARAMARK CORPORATION, as the Parent Guarantor, the BANKS party hereto and THE CHASE MANHATTAN BANK and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agents.

                                    ARTICLE

                                  DEFINITIONS

          SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings:

          "Adjusted CD Rate" has the meaning set forth in Section 2.08(c).

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form requested by the Administrative Agent that is submitted to the Administrative Agent (with a copy to the other Agent and the Borrowers) duly completed by such Bank.

          "Affiliate" means any Person (other than the Parent Guarantor or a Subsidiary) which controls, is controlled by or is under common control with the Parent Guarantor. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agents" means The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, in their respective capacities as agents for the Banks hereunder, including, in the case of the Administrative Agent, its administrative capacities hereunder.

          "ARAMARK Services" means ARAMARK Services, Inc., a Delaware corporation, and its successors.

     "ARAMARK UNIFORM" means ARAMARK Uniform Services Group, Inc., a Delaware corporation, and its successors.

     The "ARTICLE 8 SHARE" of any Borrower with respect to any amount payable under Section 8.03 is the sum of (i) to the extent such amount is properly allocable to Loans outstanding hereunder, the portion of such amount properly allocable to the Loans outstanding to such Borrower and (ii) to the extent such amount is not properly allocable to Loans outstanding hereunder, 50%.

     "ASSESSMENT RATE" has the meaning set forth in Section 2.08(c).

     "BANK" means each bank listed on the signature pages hereof as having a Commitment, and (subject to Section 11.07) its successors and assigns, and "BANKS" means all of the foregoing.

     "BASE OVERDUE INTEREST RATE" has the meaning set forth in Section 2.08(b).

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BORROWER" means either ARAMARK Services or ARAMARK Uniform. References to "the Borrower" in connection with any Loan or Borrowing are to the particular Borrower to which such Loan is made or proposed to be made or by which such Borrowing is made or proposed to be made. References to "BORROWERS" shall mean both ARAMARK Services and ARAMARK Uniform.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CAPITAL LEASE" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles.

     "CD BASE RATE" has the meaning set forth in Section 2.08(c).

     "CD LOAN" means a Committed Loan made or to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

     "CD REFERENCE BANKS" means Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank and First Union National Bank.

     "CO-AGENTS" means the Banks identified on the signature pages hereof as such, in their capacity as Co-Agents in respect of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, in the case of an Assignee, the portion of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 11.07), in each case, as such amount may be reduced from time to time pursuant to Section 2.10 or changed as a result of an assignment pursuant to Section 11.07.

     "COMMITTED LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01.

     "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Parent Guarantor.

     "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means for any period EBITDA for such period, plus the excess (if any) of (x) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of rental expense over (y) the aggregate amounts included in determining such Consolidated Net Income in respect of rental income (excluding any portion of such rental expense or rental income in respect of leases having a term of one year or less or in respect of Capital Leases).

     "CONSOLIDATED FIXED CHARGES" means for any period (the "APPLICABLE PERIOD") the sum of, without duplication, (i) the Consolidated Interest Charges accrued in the Applicable Period, (ii) the excess (if any) of (x) the aggregate amounts deducted in determining Consolidated Net Income for the Applicable Period in respect of rental expense over (y) the aggregate amounts included in determining such Consolidated Net Income in respect of rental income (excluding any portion of such rental expense or rental income in respect of leases having a term of one year or less or in respect of Capital Leases) and (iii) the aggregate amount of dividends accrued in the Applicable Period in respect of Series Preferred Stock.

     "CONSOLIDATED INTEREST CHARGES" means for any period the aggregate interest expense (net of interest income) of the Parent Guarantor and its Consolidated Subsidiaries for such period including, without limitation, (i) the portion of any obligation under Capital Leases allocable to interest expense in accordance with generally accepted accounting principles, and (ii) the portion of any debt discount or premium arising at issuance of such debt that shall be amortized in such period.

     "CONSOLIDATED NET INCOME" means for any period the consolidated net income of the Parent Guarantor and its Consolidated Subsidiaries for such period.

     "CONSOLIDATED NET WORTH" means at any date (the "DATE OF DETERMINATION") without duplication (i) the consolidated shareholders' equity (exclusive of the cumulative foreign currency translation adjustment as determined in accordance with generally accepted accounting principles) of the Parent Guarantor and its Consolidated Subsidiaries as of the Date of Determination plus (ii) the principal amount of all Management Equity Notes outstanding on the Date of Determination. For purposes of this definition, consolidated shareholders' equity includes Common Stock subject to potential repurchase pursuant to the Stockholders' Agreement, as reflected in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries.

     "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person as of such date.

     "CONSOLIDATED TANGIBLE ASSETS" means at any date the consolidated assets of the Parent Guarantor and its Consolidated Subsidiaries determined as of such date less their consolidated goodwill, all determined as of such date.

     "CONTINGENT LIABILITY" means any quantifiable obligation or liability which is of a type required to be disclosed as a contingent liability in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries in accordance with generally accepted accounting principles; provided that Guarantees constitute Debt and not Contingent Liabilities.

     "CREDIT" means any Loan or Swingline Advance.

     "DEBT" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all noncontingent obligations (and, for purposes of Section 5.07, all contingent obligations) of such Person to reimburse any other Person for amounts which have been drawn under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the net unencumbered carrying value of such asset under generally accepted accounting principles), and (viii) all Debt of others Guaranteed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the portion of such Debt Guaranteed by such Person).

     "DEFAULT" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DISPOSITION" means the sale, assignment, transfer or other disposition by any Person of any asset or assets in a transaction or series of related transactions.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City (or, when used with reference to any Swingline Advance, in the city in which the lending Bank is located) are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOAN" means a CD Loan or a Base Rate Loan.

     "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.08(c).

     "EBITDA" means for any period Consolidated Net Income for such period, excluding therefrom any extraordinary items of gain or loss, plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) income taxes, (ii) Consolidated Interest Charges and (iii) depreciation, amortization and other similar non-cash charges. If the period for which EBITDA is calculated includes a date on which the Parent Guarantor or any of its Consolidated Subsidiaries made a Major Asset Acquisition or Major Asset Sale, then EBITDA for such period shall be calculated on a pro forma basis as if such acquisition or sale had occurred on the first day thereof.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Parent Guarantor, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent Guarantor or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Committed Loan made or to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Committed Borrowing.

     "EURO-DOLLAR OVERDUE INTEREST RATE" means a rate of interest determined pursuant to Section 2.08(f).

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank and First Union National Bank.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCESS CONTINGENT LIABILITIES" means at any time all Contingent Liabilities of the Parent Guarantor and its Subsidiaries other than:

        (a) surety or fidelity bonds or letters of credit issued on behalf of the Parent Guarantor or any of its Subsidiaries issued in the normal course of business of the Parent Guarantor or such Subsidiary, as the case may be; and

        (b) other Contingent Liabilities in an aggregate amount not exceeding $100,000,000.

     "EXCESS SECURED DEBT" means secured Debt other than Debt secured by Liens permitted pursuant to clauses (a) through (g) of Section 5.07.

     "EXISTING CREDIT AGREEMENT" means the Credit and Guaranty Agreement dated as of May 29, 1996 among ARAMARK Services, the Parent Guarantor, the banks party thereto and The Chase Manhattan Bank (formerly known as Chemical Bank) and Morgan Guaranty Trust Company of New York, as agents, as in effect immediately prior to the effectiveness of this Agreement.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Chase Manhattan Bank on such day on such transactions as determined by the Administrative Agent.

     "FINANCING DOCUMENTS" means this Agreement, the Notes and the Subsidiary Guaranty Agreement.

     "FISCAL YEAR" means a fiscal year of the Parent Guarantor.

     "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "INTEREST PERIOD" means:

     (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Euro-Dollar Borrowing and ending one, two, three or six months thereafter, or (subject to paragraph (e) of Section 2.08) 12 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last day of a calendar month; and

         (c) no Interest Period applicable to any Euro-Dollar Loan shall extend beyond a date on which a payment of principal of the Loans is required (as of the commencement of such Interest Period) to be made under Section 2.10(f) or Section 2.11, unless the aggregate principal amount of the Loans represented by Base Rate Loans, or by Fixed Rate Loans having Interest Periods that will expire on or before such date, equal or exceeds the amount of such principal payment;

     (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) no Interest Period applicable to any CD Loan shall extend beyond a date on which a payment of principal of the Loans is required (as of the commencement of such Interest Period) to be made under Section 2.10(f) or
     Section 2.11, unless the aggregate principal amount of the Loans represented by Base Rate Loans, or by Fixed Rate Loans having Interest Periods that will expire on or before such date, equal or exceeds the amount of such principal payment;

     (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next succeeding Quarterly Date; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (4) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 nor more than 270 days) as the Borrower may elect in accordance with
Section 2.03; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) no Interest Period applicable to any Money Market Loan shall extend beyond a date on which a payment of principal of the Loans is required (as of the commencement of such Interest Period) to be made under Section 2.10(f) or Section 2.11, unless the aggregate principal amount of the Loans represented by Base Rate Loans, or by Fixed Rate Loans having Interest Periods that will expire on or before such date, equal or exceeds the amount of such principal payment; and

     (5) with respect to each Swingline Advance, the period commencing on the date of such Swingline Advance and ending on the applicable Swingline Maturity Date.

     "INTEREST RATE AGREEMENT" means an agreement under the International Swap and Derivatives Association, Inc. Master Agreement (or any predecessor or successor agreement), or any other interest rate swap agreement or similar agreement between a Borrower and one or more of the Banks or any affiliates of the Banks.

     "INTEREST RATE INDEBTEDNESS" means the obligations of a Borrower to the Banks or any of them in respect of the Interest Rate Agreements.

     "LENDING OFFICE" means, as to any Bank, its Domestic Lending Office, its Euro-Dollar Lending Office or its Money Market Lending Office, as the context may require.

     "LEVERAGE RATIO" means on any date (the "DATE OF DETERMINATION") the ratio of (A) EBITDA for the four most recent fiscal quarters of the Parent Guarantor ended on or prior to the Date of Determination to (B) Total Borrowed Funds as of the last day of the most recent fiscal quarter of the Parent Guarantor ended on or prior to the Date of Determination.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, the Parent Guarantor or any of its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

     "LOAN" means a Domestic Loan or a Euro-Dollar or a Money Market Loan, and "LOANS" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.08(d).

     "MAJOR ASSET ACQUISITION" means any acquisition for cash or other consideration by the Parent Guarantor or any of its Subsidiaries, or any series of such acquisitions of (a) any asset, (b) any group of related assets or (c) any shares of capital stock or any other ownership interest in any Person; provided that in the case of any such acquisition, or such series of acquisitions, the aggregate of all consideration (including cash and the fair market value (as certified by a Principal Officer of the Parent Guarantor) of all other consideration paid by the Parent Guarantor or any of its Subsidiaries) for or in respect of such acquisition, or such series of acquisitions, exceeds $25,000,000; and provided further that no such acquisition or series of acquisitions from the Parent Guarantor or any Subsidiary of the Parent Guarantor shall constitute a Major Asset Acquisition.

     "MAJOR ASSET SALE" means any Disposition by the Parent Guarantor or any of its Subsidiaries of a Single Asset; provided that in the case of any such Disposition the aggregate of all cash and the fair market value (as certified by a Principal Officer of the Parent Guarantor) of all property received by the Parent Guarantor or any of its Subsidiaries from or in respect of such Disposition exceeds $25,000,000; and provided further that (i) no such Disposition by any Wholly Owned Subsidiary of the Parent Guarantor to any other Wholly Owned Subsidiary of the Parent Guarantor shall constitute a Major Asset Sale and (ii) no Sale and Leaseback Transaction shall constitute a Major Asset Sale.

     "MANAGEMENT EQUITY NOTE" means a subordinated promissory note of the Parent Guarantor carrying an interest rate no higher than the market interest rate payable in respect of debt with comparable terms issued by comparable issuers, substantially in the form of Exhibit E hereto, issued to management or former management (including directors) of the Parent Guarantor in exchange for shares of Common Stock pursuant to the Stockholders' Agreement or in exchange for Series Preferred Stock.

     "MARGIN STOCK" means "MARGIN STOCK" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or modified from time to time.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Parent Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

     "MONEY MARKET AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.03.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrowers and the Administrative Agent.

     "MONEY MARKET LOAN" means a loan made or to be made by a Bank pursuant to a Money Market Auction.

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "MONEY MARKET RATE" has the meaning set forth in Section 2.03(c).

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

     "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans and the Swingline Advances, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing.

     "NOTICE OF COMMITTED BORROWING" has the meaning set forth in Section
2.02(a).

     "NOTICE OF MONEY MARKET BORROWING" has the meaning set forth in Section 2.03(d).

     "OBLIGORS" means the Borrowers, the Parent Guarantor and each Subsidiary from time to time party to the Subsidiary Guaranty Agreement.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARENT GUARANTOR" means ARAMARK Corporation, a Delaware corporation and its successors.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title I or IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRIME RATE" means the rate of interest publicly announced from time to time by The Chase Manhattan Bank at its main offices in New York City as its prime rate.

     "PRINCIPAL OFFICER" means the chief executive officer, chief operating officer, chief financial officer, chief accounting officer, any executive vice president, treasurer or general counsel of the Parent Guarantor or a Borrower.

     "QUALIFICATION" means, with respect to any report of independent public accountants covering financial statements of a Person, (a) an explanatory paragraph with respect to the continued existence of such Person, as contemplated by Statement on Auditing Standards No. 59, or (b) a qualification to such report (such as an "EXCEPT FOR" statement therein) (i) resulting from a limitation on the scope of audit of such financial statements or the underlying data, (ii) resulting from a change in accounting principles to which such independent public accountants take exception or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default, provided that neither of the following shall constitute a Qualification: (x) an explanatory paragraph relating to a change in accounting principles to which such independent public accountants take no exception or (y) an explanatory paragraph relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

     "QUARTERLY DATE" means each March 31, June 30, September 30 and December
31.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

     "REFUNDING BORROWING" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

     "REGULATION U" has the meaning set forth in Section 5.13.

     "REQUIRED BANKS" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

     "REVOLVING CREDIT PERIOD" means the period from the Effective Date to but not including the Termination Date.

     "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Parent Guarantor or any of its Subsidiaries to such Person with the intention of entering into such a lease.

     "SERIES PREFERRED STOCK" means any series of Series Preferred Stock issued by the Parent Guarantor from time to time.

     "SINGLE ASSET" means, in the case of any Disposition by the Parent Guarantor or any of its Subsidiaries, (a) any asset, (b) any group of assets used in connection with the same line of business of the Parent Guarantor or such Subsidiary prior to such sale, assignment, transfer or other disposition or
(c) any shares of capital stock or any other ownership interest in any Person.

     "STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders' Agreement dated as of December 14, 1994 among the Parent Guarantor and the investors listed therein, as the same may be amended from time to time.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. As used herein, the term "SUBSIDIARY" shall be deemed to refer to a Subsidiary of the Parent Guarantor unless otherwise specified.

     "SUBSIDIARY GUARANTY AGREEMENT" means the Subsidiary Guaranty Agreement dated as of the date hereof among the Borrowers, the Parent Guarantor and certain Subsidiaries, in the form of Exhibit D hereto.

     "SWINGLINE ADVANCE" means an advance made by a Bank to a Borrower pursuant to a solicitation of offers therefor in accordance with Section 2.04.

     "SWINGLINE MATURITY DATE" has the meaning set forth in Section 2.06.

     "TERMINATION DATE" means March 31, 2005, or if such date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such succeeding Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "THE CHASE MANHATTAN BANK" means The Chase Manhattan Bank and its successors.

     "TOTAL BORROWED FUNDS" means at any date the sum of (i) all Debt of the Parent Guarantor and its Consolidated Subsidiaries that would be required to be reflected on or referred to in a consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries at such date (including without limitation all Capital Leases of and, except as set forth below, all Debt Guaranteed by the Parent Guarantor and its Consolidated Subsidiaries but excluding (x) Debt Guaranteed by the Parent Guarantor and its Consolidated Subsidiaries outstanding on January 7, 1998 in an aggregate principal amount not exceeding $10,000,000 and (y) the Management Equity Notes) and (ii) Excess Contingent Liabilities.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "WHOLLY OWNED DOMESTIC MATERIAL SUBSIDIARY" means, with respect to any Person, a Wholly Owned Subsidiary that (i) is organized under the laws of the United States, any state thereof or any political subdivision thereof or therein and (ii) whose total assets (or in the case of any Subsidiary which itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries) are at least 5% of the consolidated total assets of the Parent Guarantor and its Consolidated Subsidiaries, as shown by the financial statements then most recently delivered pursuant to Section 5.01 provided that if the Parent Guarantor determines in good faith that a Subsidiary does not have consolidated assets of at least 5% of the consolidated total assets of the Parent Guarantor and its Consolidated Subsidiaries as at any fiscal year-end, such determination shall be conclusive for purposes of this Agreement and the Subsidiary Guaranty Agreement for a period of 270 days following such fiscal year-end.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

     Section 1.02.  Accounting Terms and Determinations.   Unless otherwise
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries for the fiscal year ended October 3, 1997 referred to in paragraph (a) of Section 4.04 (except for changes to which independent public accountants for the Parent Guarantor take no exception) provided that, if the Borrowers notify the Agents that the Borrowers wish to amend any covenant in
Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agents notify the Borrowers that the Required Banks wish to amend Article V for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Guarantor, the Borrowers and the Required Banks.

     Section 1.03.  Types of Borrowings.   The term "BORROWING" denotes the
aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of EuroDollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE 2

                                   The Loans

     Section 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to either Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to both Borrowers shall not exceed the amount of such Bank's Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period pursuant to this Section.

     Section 2.02. Notice of Committed Borrowings. (a) A Borrower shall give the Administrative Agent at least two Domestic Business Days' notice (or, in the case of a Base Rate Borrowing on a date for which such Borrower has requested quotes pursuant to a Money Market Auction but not accepted quotes in the full amount for which requested, notice not later than 11:00 A.M. (New York City time) on the date of such Borrowing) (a "NOTICE OF COMMITTED BORROWING") of its intention to make a Domestic Borrowing and at least three Euro-Dollar Business Days' notice (five Euro-Dollar Business Days' notice, in the case of a Euro-Dollar Borrowing with respect to which a 12-month Interest Period is requested) of its intention to make a Euro-Dollar Borrowing, in each case in writing (or by telephone confirmed in writing not later than the close of business on the next succeeding Domestic Business Day or Euro-Dollar Business Day, as applicable) specifying:

                (i) the proposed date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                (ii)   the aggregate amount of such Borrowing,

                (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

                (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) The provisions of subsection (a) above notwithstanding, if a Borrower shall not have given a Notice of Committed Borrowing not later than two Domestic Business Days prior to the last day of the Interest Period applicable to an outstanding Committed Borrowing consisting of Base Rate Loans, then, unless such Borrower shall have notified the Administrative Agent not later than two Domestic Business Days prior to the last day of such Interest Period that it elects not to borrow on such date, the Administrative Agent shall be deemed to have received a Notice of Committed Borrowing specifying (i) that the date of the proposed Borrowing shall be the last day of the Interest Period applicable to such outstanding Borrowing, (ii that the aggregate amount of the proposed Borrowing shall be the amount of such outstanding Borrowing (reduced to the extent necessary to reflect any reduction of the Commitments on or prior to the date of the proposed Borrowing), and (ii that the Loans comprising the proposed Borrowing are to be Base Rate Loans.

     (c) No more than eight Euro-Dollar Borrowings and eight CD Borrowings shall be outstanding at any one time and no more than four Euro-Dollar Borrowings or CD Borrowings at any one time outstanding shall have one-month or 30-day Interest Periods.

     Section 2.03.  Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, a Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03.

     (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section 2.03, it shall transmit an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto to each of the Banks by telex or facsimile transmission so as to be received no later than 10:00 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein specifying:

                (i) the proposed date of Borrowing, which shall be a Domestic Business Day,

                (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000, and

                (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     A Borrower may request offers to make Money Market Loans for up to six different Interest Periods in a single Invitation for Money Market Quotes. No Invitation for Money Market Quotes shall be given within three Domestic Business Days of any other Invitation for Money Market Quotes.

     (c)  Submission and Contents of Money Market Quotes.   (i) Each Bank may
submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (c) and must be submitted to the Borrower by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than 10:00 A.M. (New York City time) on the proposed date of Borrowing. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

                (A)  the proposed date of Borrowing,

                (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                (C) the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET RATE") offered for each such Money Market Loan, and

                (D)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii)  Any Money Market Quote shall be disregarded if it:

                (A) is not substantially in conformity with Exhibit G hereto or does not specify all of the information required by subsection (c)(ii);

                (B) except as provided in subsection (c)(ii)(B)(z), contains qualifying, conditional or similar language;

                (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                (D)  arrives after the time set forth in subsection (c)(i).

     (d) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on the proposed date of Borrowing, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (c). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Invitation for Money Market Quotes,

        (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Rates and without regard to any Money Market Quote submitted by a Bank that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank in response to the same Invitation for Money Market Quotes, unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote,

        (iv) the Borrower may not accept any offer that is described in subsection (c)(iii) or that otherwise fails to comply with the requirements of this Agreement, and

        (v) the absence of timely acceptance by the Borrower in accordance with this subsection (d) shall constitute rejection of all related Money Market Quotes.

     (e) Allocation Among Banks. If offers are made by two or more Banks with the same Money Market Rates, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $1,000,000) in proportion to the aggregate principal amounts of such offers. Such determinations of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.04.  Swingline Advances.

     (a) A Borrower may at any time during the Revolving Credit Period request any or all of the Banks to offer to make Swingline Advances under this Section. No such Bank shall have any obligation to make such an offer, and such Borrower shall have no obligation to request or accept any such offer.

     (b)  A Borrower may not request or accept any offer to make a Swingline
Advance:

                (i) the final maturity date of which is more than 270 days after the date of such Swingline Advance; or

                (ii) the principal amount of which, when added to the aggregate principal amount of all Credits then outstanding, exceeds the aggregate Commitments at such time.

     (c) A Borrower shall promptly notify the Administrative Agent, upon receipt of a request therefor from the Administrative Agent during normal business hours, of the aggregate principal amount of Swingline Advances then outstanding to such Borrower.

     Section 2.05.  Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify (by telex, cable, facsimile transmission, telephone or other means of telecommunications) each Bank participating therein of the contents thereof and of such Bank's share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall, except as provided in subsection (c) of this Section 2.05, make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower on such date at the Administrative Agent's aforesaid address.

     (c) If pursuant to any provision of this Agreement any Bank makes a new Committed Loan hereunder to the Borrower on a day on which the Borrower is to repay all or any part of an outstanding Committed Loan from such Bank, such Bank shall apply the proceeds of such new Committed Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent, or remitted by the Borrower to the Administrative Agent, as the case may be.

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.05 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (or within one Domestic Business Day, in the case of the Borrower) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.08 and (ii in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.06.  Maturity of Loans.    Each Committed Loan and each Money
Market Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto. Each Swingline Advance made by a Bank shall mature, and the principal amount thereof shall be due and payable, on the maturity date specified in the applicable offer made pursuant to Section 2.04 (the "SWINGLINE MATURITY DATE").

     Section 2.07. Notes. (a) The Credits of each Bank to a Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Credits to such Borrower.

     (b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Credits of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Credits. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Credits of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01, the Administrative Agent shall deliver, by hand or overnight courier, such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Credit to be evidenced by its Note and the date and amount of each payment of principal made by the Borrower with respect thereto and may, if a Bank so elects in connection with any transfer or enforcement of its Note, and is hereby irrevocably authorized by each Borrower to, endorse on the schedules forming a part thereof appropriate notations to evidence such information and attach to and make a part of any Note a continuation of any such schedule as and when required. Notwithstanding the foregoing provisions of this paragraph (c), neither the obligations of the Borrowers and the Parent Guarantor hereunder nor the rights of any Bank shall be affected by the failure of any Bank to appropriately record such information on any Note.

     Section 2.08. Interest. (a) Subject to paragraph (b) of this Section 2.08, each Base Rate Loan shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate per annum equal to the Base Rate. Such interest rate shall be adjusted automatically on and as of the effective date of any change in the Base Rate. Such interest shall be payable with respect to each Base Rate Loan on the last day of the related Interest Period.

     (b) Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1-1/2% plus the Base Rate for such day (the "BASE OVERDUE INTEREST RATE").

     (c) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that (i) such interest rates shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage, the Assessment Rate or the CD Margin and (ii) if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 1-1/2% plus the sum of the Adjusted CD Rate applicable to the Interest Period for such Loan plus the CD Margin for such day and (ii) the Base Overdue Interest Rate for such day.

     "CD MARGIN" means a rate per annum determined in accordance with the table set forth below paragraph (g) of this Section 2.08.

     The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

               [ CDBR         ]*
     ACDR =    [ ----------   ]  + AR
               [ 1.00 - DRP   ]

     ACDR =  Adjusted CD Rate
     CDBR =  CD Base Rate
      DRP =  Domestic Reserve Percentage
       AR =  Assessment Rate
__________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


     The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more.

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

     (d) Subject to paragraph (f) of this Section 2.08, each Euro-Dollar Loan shall bear interest on the unpaid principal amount thereof, for each day during the Interest Period applicable thereto, at an interest rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted Euro-Dollar Rate applicable to such Interest Period. Such interest rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage or the Euro-Dollar Margin. Interest on each Euro-Dollar Loan shall be payable on the last day of the related Interest Period and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the table set forth below paragraph (g) of this Section 2.08.

     The "ADJUSTED EURO-DOLLAR RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the largest Euro-Dollar Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (e) If requested to do so by a Borrower through the Administrative Agent at least five Euro-Dollar Business Days before the beginning of any Interest Period applicable to a Euro-Dollar Borrowing, each Bank participating therein will advise the Administrative Agent before noon (New York City time) on the third Euro-Dollar Business Day preceding the beginning of such Interest Period as to whether, if such Borrower selects a duration of 12 months for such Interest Period, such Bank expects that deposits in dollars with a term corresponding to such Interest Period will be available to it on the first day of such Interest Period in the amount required to fund its Euro-Dollar Loan to which such Interest Period would apply. Unless Banks having more than 34% of the aggregate principal amount of the Commitments respond by such time to the effect that they expect such deposits not to be available to them, such Borrower shall be entitled to select a duration of 12 months for such Interest Period.

     (f) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1-1/2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one-day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may elect) deposits in dollars in an amount approximately equal to the largest such overdue payment due to any Bank are offered to each Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (ii 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the Base Overdue Interest Rate for such day).

     (g) The "EURO-DOLLAR MARGIN", "CD MARGIN" and "FACILITY FEE RATE" shall be for any day the respective percentages indicated in the table set forth below in the applicable row under the column corresponding to the Status that applies on such day.

    STATUS      LEVEL   LEVEL   LEVEL   LEVEL   LEVEL   LEVEL
                  I       II     III      IV      V       VI
-------------------------------------------------------------
Euro-Dollar      0.18%   0.22%   0.30%   0.40%   0.50%   0.70%
Margin
-------------------------------------------------------------
CD Margin        0.28%   0.32%   0.40%   0.50%   0.60%   0.80%
-------------------------------------------------------------
Facility Fee     0.10%   0.11%   0.15%  0.225%   0.25%   0.30%
Rate
-------------------------------------------------------------


     For purposes of this Section 2.08(g), the following terms have the following meanings (in addition to terms defined in Section 1.01):

     "LEVEL I STATUS" applies at any date if, at such date, either (x) ARAMARK Service's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's or (y) the Reference Ratio is equal to or greater than .50 to 1.0.

     "LEVEL II STATUS" applies at any date if, at such date, (i) either (x) ARAMARK Service's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's or (y) the Reference Ratio is equal to or greater than .45 to 1.0 and
(ii) Level I Status does not apply.

     "LEVEL III STATUS" applies at any date if, at such date, (i) either (x) ARAMARK Service's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's or (y) the Reference Ratio is equal to or greater than .40 to
1.0 and (ii) neither Level I Status nor Level II Status applies.

     "LEVEL IV STATUS" applies at any date if, at such date, (i) either (x) ARAMARK Service's long-term debt is rated BB+ or higher by S&P or Ba1 or higher by Moody's or (y) the Reference Ratio is equal to or greater than .35 to 1.0 and
(ii) none of Level I Status, Level II Status and Level III Status applies.

     "LEVEL V STATUS" applies at any date if, at such date, (i) either (x) ARAMARK Service's long-term debt is rated BB or higher by S&P or Ba2 or higher by Moody's or (y) the Reference Ratio is equal to or greater than .30 to 1.0 and
(ii) none of Level I Status, Level II Status, Level III Status and Level IV Status applies.

     "LEVEL VI STATUS" applies at any date if, at such date, no other Status applies.

     "MOODY'S" means Moody's Investors Service, Inc.

     "REFERENCE RATIO" means for any day during any fiscal quarter of the Parent Guarantor (the "CURRENT QUARTER"), the Leverage Ratio as of the last day of the most recent fiscal quarter of the Parent Guarantor ended 80 days or more before the first day of the Current Quarter; provided that from the Effective Date until July 2, 1998, the Reference Ratio shall be deemed to be at a level resulting in Level III Status. The Parent Guarantor shall, prior to the first day of each fiscal quarter of the Parent Guarantor during which Status (if determined solely on the basis of the Reference Ratio) would differ from the Status (if so determined) during the next preceding fiscal quarter of the Parent Guarantor, deliver to the Administrative Agent a certificate of the Parent Guarantor signed by its chief financial officer, its Treasurer or its chief accounting officer setting forth in reasonable detail the calculation of the Reference Ratio.

     "S&P" means Standard & Poor's Ratings Services.

     "STATUS" refers to the determination of which of Level I Status through Level VI Status applies at any date.

     The credit ratings to be utilized for purposes of the above schedule are those assigned to the senior unsecured long-term debt securities of ARAMARK Services without third-party credit enhancement, and any rating assigned to any other debt security of ARAMARK Services shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. ARAMARK Services shall promptly notify the Administrative Agent of any change in the credit ratings assigned to its long-term debt.

     (h) Each Money Market Loan and each Swingline Advance made by a Bank shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate quoted by the Bank making such Loan in accordance with Section 2.03 or the fixed interest rate quoted by the Bank making such Swingline Advance in accordance with Section 2.04, as the case may be. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Money Market Loan or Swingline Advance shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

     (i) The Administrative Agent shall determine each rate of interest applicable to the Loans. The Administrative Agent shall give prompt notice thereof to the Borrower and the affected Banks by telephone, facsimile transmission, telex or cable. The Administrative Agent's good faith determination of each such rate of interest shall be conclusive in the absence of manifest error.

     (j) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     (k) Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or period fixed pursuant to paragraph (f) of this Section 2.08 from and including the first day thereof to but excluding the last day thereof.

     Section 2.09.  Facility Fees.   (a) The Borrowers shall be jointly and
severally obligated to pay to the Administrative Agent for the account of the Banks a facility fee at the Facility Fee Rate (determined daily in accordance with the schedule set forth below paragraph (g) of Section 2.08) accrued (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety) on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans; provided that no such fee shall accrue with respect to the portion, if any, of the aggregate Commitments utilized in the form of Base Rate Loans during any fiscal quarter of the Parent Guarantor if the Reference Ratio is more than 0.45 to 1 for such fiscal quarter.

     (b) Accrued facility fees under this Section shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.
Such facility fees shall be paid quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Termination Date (and, if later, such later date of repayment).

     (c)  Upon receipt of any amount representing fees paid pursuant to this
Section 2.09, the Administrative Agent shall pay such amount to the Banks in proportion to their respective Commitments.

     Section 2.10. Reduction of Commitments. (a) The Borrowers at their option may at any time and from time to time upon at least three Domestic Business Days' notice to the Administrative Agent terminate in their entirety or reduce, in an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the unused Commitments. For this purpose, the Commitments shall be deemed unused at any time to the extent (and only to the extent) that a Borrower could at such time borrow Committed Loans without causing the Credits to exceed the aggregate Commitments at such time. Upon any termination or reduction of the Commitments pursuant to this subsection (a) or subsection (b) below, the Administrative Agent shall promptly notify each Bank of such termination or reduction.

     (b)  In addition, the Commitments shall be reduced:

                (i) on each date set forth in the table below by an aggregate amount equal to the amount set forth in the applicable row under the column corresponding to such date

      DATE        AMOUNT OF REDUCTION
-------------------------------------
March 31, 2000           $100,000,000
-------------------------------------
March 31, 2001           $150,000,000
-------------------------------------
March 31, 2002           $150,000,000
-------------------------------------


                (ii) upon the incurrence by the Parent Guarantor or any of its Subsidiaries of Excess Secured Debt (other than Excess Secured Debt arising out of the refinancing, extension, renewal or refunding of other Excess Secured Debt, except to the extent, and only to the extent, that the outstanding principal amount of such other Excess Secured Debt is increased), in an amount equal to the cash proceeds of such Excess Secured Debt, net of the reasonable expenses of the Parent Guarantor or such Subsidiary in connection with such incurrence.

     (c) (i) Any reduction of the Commitments pursuant to subsection (a) of this Section 2.10 shall be applied to reduce subsequent mandatory reductions of the Commitments required by subsection (b)(i) in forward chronological order.

     (ii) Any reduction of the Commitments pursuant to subsection (b) (ii) of this Section 2.10 shall be applied to ratably reduce the amounts of subsequent mandatory reductions required by subsection (b)(i).

     (d) The reduction required by subsection (b)(ii) of this Section 2.10 shall be effective on the date of receipt by the Parent Guarantor or any of its Subsidiaries of the amounts described therein; provided that, in the event such amounts shall aggregate less than $10,000,000, such reduction shall be effective forthwith upon receipt by the Parent Guarantor or any of its Subsidiaries of proceeds which, together with all other amounts described in subsection (b)(ii) above not previously applied pursuant to subsection (b)(ii) of this Section 2.10, aggregate $10,000,000 or more. The Borrowers shall give the Administrative Agent at least four Euro-Dollar Business Days' notice of each reduction in the Commitments pursuant to subsection (b)(ii) of this Section 2.10 and a certificate of a Principal Officer of the Parent Guarantor, setting forth the information, in form and substance satisfactory to the Administrative Agent, necessary to determine the amount of each such reduction.

     (e) Each reduction of the Commitments pursuant to this Section 2.10 shall be applied ratably to the respective Commitments of the Banks. In addition, each reduction of the Commitments pursuant to this Section 2.10 shall be permanent.

     (f) On each date on which a reduction required by subsection (b) becomes effective, each Borrower shall, in such proportion as the Borrowers have jointly determined or in the absence of any such determination as shall be determined by the Administrative Agent, repay or prepay such principal amount of the outstanding Credits, if any, as may be necessary so that after such payment or prepayment, (i) the unpaid principal amount of the Credits does not exceed the aggregate Commitments after giving effect to such reduction of the Commitments and (ii) the unpaid principal amount of the Committed Loans of each Bank does not exceed the amount of the Commitment of such Bank as then reduced. The particular Borrowings to be repaid shall be as designated by the Borrowers in the related Notice or Notices of Borrowing; provided that if there shall have been a mandatory reduction of the Commitments pursuant to subsection (b) of this
Section 2.10 at a time such that, and with the result that, this subsection (f) would otherwise require payment of principal of Fixed Rate Loans or portions thereof prior to the last day of the related Interest Period, such payment shall be deferred to such last day unless the Required Banks otherwise elect by notice to the Borrowers through the Administrative Agent (and the facility fee provided for in Section 2.09(a) shall continue to accrue on the amount of such deferred payment until such payment is made). Each repayment or prepayment pursuant to this subsection (e) shall be made together with accrued interest to the date of payment or prepayment, and shall be applied ratably to payment of the Credits of the several Banks in the related Borrowing.

     Section 2.11.  Mandatory Termination of Commitments.    The Commitments
shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     Section 2.12.  Optional Prepayments.   (a) A Borrower may (i) upon at least
one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing without premium or penalty, (ii upon three Domestic Business Days' notice to the Administrative Agent, subject to Section 2.14, prepay any CD Borrowing and (ii upon at least three Euro-Dollar Business Days' notice to the Administrative Agent subject to Section 2.14, prepay any Euro-Dollar Borrowing, in each case in whole at any time or from time to time in part in an aggregate amount equal to $5,000,000 or any larger multiple of $5,000,000, by paying the principal amount being prepaid together with interest accrued thereon to the date of prepayment. Each such prepayment shall be applied ratably to the Loans of the Banks included in the applicable Borrowing.

     (b) Subject to Section 2.14, Money Market Loans and Swingline Advances shall be prepayable as may be mutually agreed by the Borrower and the Bank making any such Money Market Loan or Swingline Advance.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each affected Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.13. Payments. (a) All payments of principal of, and interest on, the Loans and of fees and other amounts payable hereunder shall be made not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without set-off, counterclaim or other deduction, to the Administrative Agent at its office at 52 Broadway, New York, New York. The Administrative Agent will promptly distribute to each Bank in like funds its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, any Domestic Loans or any Swingline Advances or of facility fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business

Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, unless such day falls in another calendar month, in which case such payment shall be due on the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, any Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.14.  Funding Losses.    If a Borrower makes any payment of
principal with respect to any Fixed Rate Loan or Swingline Advance (pursuant to Article II, VI, VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.08(f), or if a Borrower fails to borrow or prepay any Fixed Rate Loan after notice has been given to any Bank in accordance with
Section 2.05(a) or 2.12(c), such Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by such Bank (or by any existing or prospective participant in the related Credit), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.15. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or facility fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under the Financing Documents without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by a Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under the Financing Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises each Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE 3

                                   Conditions

     Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.04):

                (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note of each Borrower dated on or before the Effective Date complying with the provisions of Section 2.07;

                (c) receipt by the Administrative Agent of counterparts of all other Financing Documents signed by each of the parties thereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart thereof by such party);

                (d) receipt by the Agents of evidence satisfactory to them of the payment of all principal and interest on any "LOANS" (as therein defined) outstanding under, and of all other amounts payable under, the Existing Credit Agreement (excluding amounts payable with respect to the Money Market Loans and Swingline Advances specified in Section 3.04(b));

                (e) receipt by the Agents (i) for their own respective accounts, of the fees set forth in Section 7.08 and (ii) for the account of the Banks, of participation fees in the amounts heretofore mutually agreed upon;

                (f) receipt by the Agents of a certificate of a Principal Officer of the Parent Guarantor and of each Borrower that, upon the Effective Date, no Default shall have occurred and be continuing and that each of the representations and warranties made by the Obligors in or pursuant to the Financing Documents are true and correct in all material respects;

                (g) receipt by the Agents of an opinion of the General Counsel or Associate General Counsel of each Borrower and the Parent Guarantor, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                (h) receipt by the Agents of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

                (i) receipt by the Agents of all documents they may reasonably request relating to the existence of each Borrower and the Parent Guarantor, the corporate authority for and the validity and enforceability of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agents;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 21, 1998. The Administrative Agent shall promptly notify the Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "REQUIRED BANKS" as defined therein, and ARAMARK Services and the Parent Guarantor agree to eliminate the requirement under Section 2.10(a) of the Existing Credit Agreement that notice of optional termination of the commitments thereunder be given three Domestic Business Days in advance, and further agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that ARAMARK Services shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

     Section 3.02.  Conditions to Borrowing.   The obligation of each Bank to
make a Loan on the occasion of each Borrowing is subject to the satisfaction of such of the following conditions as shall not have been expressly waived in writing by Banks having 51% or more in aggregate principal amount of the Loans to be included in such Borrowing:

                (a) receipt (or deemed receipt) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of Loans will not exceed an amount equal to (A) the aggregate amount of the Commitments at such time less (B) the aggregate outstanding principal amount of Swingline Advances at such time;

                (c) the fact that, immediately after such Borrowing: (i) in the case of a Refunding Borrowing, no Event of Default and no Default under
        Section 6.01(a) or (b) shall have occurred and be continuing and (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing;

                (d) the fact that each of the representations and warranties made by the Obligors in or pursuant to the Financing Documents (other than, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(b), 4.05, 4.06, 4.07 and 4.08 of this Agreement), shall be true and correct in all material respects on and as of the date of such Borrowing; and

                (e) the fact that such Borrowing will not violate any provision of law or regulation applicable to any Bank (including, without limiting the generality of the foregoing, Regulations U and X of the Board of Governors of the Federal Reserve System) as then in effect.

     Section 3.03.  Representation by Borrower.    Each Borrowing under this
Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in subsections (b), (c) and
(d) of Section 3.02.

     Section 3.04. Transitional Provisions. (a) Upon the Effective Date, any outstanding Money Market Loans or Swingline Advances of any bank party to the Existing Credit Agreement that is not a Bank hereunder (a "NON-CONTINUING BANK") shall become due, and ARAMARK Services shall on the Effective Date repay any such outstanding Money Market Loans or Swingline Advances made by such Non-Continuing Banks. If any repayment of Money Market Loans or Swingline Advances under the Existing Credit Agreement is made pursuant to this subsection (a), ARAMARK Services agrees that it will reimburse each Non-Continuing Bank for any funding losses incurred in connection therewith pursuant to Section 2.14 of the Existing Credit Agreement.

     (b) Each Money Market Loan or Swingline Advance outstanding under the Existing Credit Agreement and made on or prior to the Effective Date by any bank that is both a party to the Existing Credit Agreement and a Bank hereunder shall
(i) mature on the last day of the then current Interest Period applicable thereto under the Existing Credit Agreement, (ii bear interest at the interest rate applicable thereto under the Existing Credit Agreement, (ii be deemed made pursuant to this Agreement and (iv be deemed no longer outstanding under the Existing Credit Agreement.

                                   ARTICLE 4

                         Representations and Warranties

     The Parent Guarantor and each Borrower jointly and severally represent and warrant to each Agent and each Bank that:

     Section 4.01. Corporate Existence and Power. Each of the Parent Guarantor, each Borrower and each of their respective Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except, in the case of such Subsidiaries, to the extent that failure to comply with the foregoing statements could not, in the aggregate, affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrowers and the other Obligors, considered as a whole), and each of the Parent Guarantor, each Borrower and each of their respective Subsidiaries is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, could affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrowers and the other Obligors, considered as a whole.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by each Obligor of each of the Financing Documents to which it is a party and the performance by such Obligor of its obligations thereunder are within the corporate power of such Obligor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provi sion of applicable law or regulation or of the charter or by-laws of such Obligor or of any agreement or instrument relating to Debt of the Parent Guarantor or any Subsidiary or any other agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor material to the business of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole, or result in the creation or imposition of any Lien on any asset of the Parent Guarantor or any Subsidiary.

     Section 4.03.  Binding Effect.   This Agreement constitutes a valid and
binding agreement of each of the Parent Guarantor and each Borrower and the other Financing Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Obligor that is a party thereto, in each case enforceable in accordance with its terms.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of October 3, 1997 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Parent Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) Since October 3, 1997, there has been no change in the business, financial position or results of operations of the Parent Guarantor and its Consolidated Subsidiaries which materially and adversely affects the credit-worthiness of the Borrowers and the other Obligors, considered as a whole.

     Section 4.05.  Litigation.    There is no action, suit or proceeding
pending against, or to the knowledge of a Principal Officer threatened against, the Parent Guarantor, either Borrower or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would affect the business, financial position or results of operations of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the credit-worthiness of the Borrowers and the other Obligors, considered as a whole, or which in any manner questions the validity or enforceability of any Financing Document.

     Section 4.06.  Compliance with ERISA.   Each member of the ERISA Group has
fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

     Section 4.07. Environmental Matters. The Parent Guarantor has reasonably concluded that the liabilities and costs associated with the effect of Environmental Laws on the business, operations and properties of the Parent Guarantor and its Subsidiaries, including the costs of compliance with Environmental Laws, are unlikely to affect the business, financial condition, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrowers and the other Obligors, considered as a whole.

     Section 4.08. Taxes. United States Federal income tax returns of ARAMARK Services and its Subsidiaries have been examined and closed through the fiscal year ended on October 2, 1992. The Parent Guarantor, each Borrower and each of their respective Subsidiaries have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Parent Guarantor and its Subsidiaries in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are, in the good faith determination of the Parent Guarantor, anticipated that could affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrowers and the other Obligors, considered as a whole.

     Section 4.09.  Compliance with Laws.   The Parent Guarantor, each Borrower
and each of their respective Subsidiaries are, in the good faith determination of the Parent Guarantor, in compliance with all applicable laws, rules and regulations (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), other than such laws, rules or regulations
(i) the validity or applicability of which the Parent Guarantor, a Borrower or such Subsidiary is contesting in good faith or (ii) the failure to comply with which cannot reasonably be expected to affect the business, financial position, results of operations or prospects of the Parent Guarantor and its Consolidated Subsidiaries in a manner material and adverse to the creditworthiness of the Borrowers and the other Obligors, considered as a whole.

     Section 4.10.  Not an Investment Company.   None of the Obligors is an
"INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.11.  Full Disclosure.    All information heretofore furnished by
the Parent Guarantor or the Borrowers to the Agents or any Bank for purposes of this Agreement or any transaction contemplated hereby was, in the good faith opinion of the Parent Guarantor at the time such information was furnished, true and accurate in all material respects on the date as of which such information was furnished, and such information as may have been modified or superseded by any subsequently furnished information is true and accurate in all material respects.

                                   ARTICLE 5

                                   Covenants

     The Parent Guarantor and each Borrower jointly and severally agree that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 5.01. Information. The Parent Guarantor will deliver to each of the Banks, with respect to information relating to the Parent Guarantor, from the Effective Date and, with respect to information relating to a Borrower, from the date such Borrower borrows any amount hereunder:

                (a) within 90 days after the end of each fiscal year of the Parent Guarantor, consolidated balance sheets of such Borrower and its respective Consolidated Subsidiaries and of the Parent Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of such balance sheet and related consolidated statements of income and cash flows of the Parent Guarantor and its Consolidated Subsidiaries, accompanied by an opinion thereon by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, which opinion (x) shall state that such financial statements present fairly the consolidated financial position of the companies being reported upon as of the date of such financial statements and the consolidated results of their operations and cash flows for the period covered by such financial statements in conformity with generally accepted accounting principles and that the audit of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and (y) shall not contain any Qualification;

                (b) within 60 days, in the case of the Parent Guarantor, and 75 days, in the case of a Borrower, after the end of each of the first three quarters of each fiscal year of the Parent Guarantor, consolidated balance sheets of such Borrower and its respective Consolidated Subsidiaries and of the Parent Guarantor and its Consolidated Subsidiaries, and the related consolidated statements of income for such quarter and for the portion of the fiscal year ended at the end of such quarter and cash flows for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, if any, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of ARAMARK Services, ARAMARK Uniform or the Parent Guarantor, as applicable;

                (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section 5.01, a certificate of the chief financial officer, Treasurer or chief accounting officer of the Parent Guarantor (i) setting forth in reasonable detail such calculations as are required to establish whether the Parent Guarantor was in compliance with the requirements of Sections
        5.07 through 5.14, inclusive, on the date of such financial statements, (ii stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Parent Guarantor is taking or proposes to take with respect thereto and (ii stating whether, since the date of the most recent financial statements previously delivered pursuant to paragraph (a) or (b) of this Section 5.01, there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent financial statements and, in the case of the Parent Guarantor, audited financial statements so delivered which is material to the financial statements then being delivered;

                (d) within five days after any officer of the Parent Guarantor obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, Treasurer or chief accounting officer of the Parent Guarantor setting forth the details thereof and the action that the Parent Guarantor is taking or proposes to take with respect thereto;

                (e) promptly upon the receipt of a request therefor from the Administrative Agent at the request of any Bank, copies of all financial statements, reports and proxy statements that the Parent Guarantor shall have mailed to its shareholders;

                (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports that the Parent Guarantor or any of its Consolidated Subsidiaries shall have filed with the Securities and Exchange Commission;

                (g) excluding any event which has not resulted and will not result in a potential liability of a member of the ERISA Group under Title IV of ERISA in an amount in excess of $10,000,000, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably lead to a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii receives notice of complete or partial withdrawal liability under Title IV of ERISA in an amount greater than $10,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (ii receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
        Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vi fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent Guarantor setting forth details as to such occurrence and action, if any, which the applicable member of the ERISA Group is required or proposes to take; and

                (h) from time to time such additional information regarding the financial position, results of operations, business or prospects of the Parent Guarantor or any of its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     Section 5.02. Payment of Obligations. The Parent Guarantor will, and will cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Parent Guarantor or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any such items.

     Section 5.03.  Maintenance of Property; Insurance.   The Parent Guarantor
will keep, and will cause each of its Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition in accordance with generally accepted industry standards applicable to the line of business in which such property is used; will maintain and will cause each of its Subsidiaries to maintain (either in the name of the Parent Guarantor or in such Subsidiary's own name) with insurance companies which the Parent Guarantor reasonably believes, at the time the relevant coverage is placed or renewed, are financially sound and responsible, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Parent Guarantor may, in lieu of maintaining the insurance required by the preceding sentence, self-insure, or cause any of its Subsidiaries to self-insure, with respect to the properties and risks referred to in the preceding sentence to the extent that such self-insurance is customary among companies of established repute engaged in the line of business in which such properties are used or to which such risks pertain.

     Section 5.04. Conduct of Business and Maintenance of Existence. Subject to
Section 5.08, the Parent Guarantor will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Parent Guarantor and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that, subject to Section 5.08, nothing in this Section 5.04 shall prohibit the termination of the corporate existence of any Subsidiary (other than the Borrowers) if the Parent Guarantor in good faith determines that such termination is in the best interest of the Parent Guarantor and is not adverse to the interests of the Banks; provided further that nothing in this Section 5.04 shall prohibit the termination of the corporate existence of either

Borrower or the Parent Guarantor, if such termination is the result of the merger of such Borrower with the Parent Guarantor or of the merger of the Borrowers with each other, in each case, pursuant to Section 5.08 hereof.

     Section 5.05. Inspection of Property, Books and Records. The Parent Guarantor will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities. The Parent Guarantor, upon reasonable request by any Bank to the Treasurer of the Parent Guarantor, will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     Section 5.06.  Maintenance of Stock of Borrowers.   The Parent Guarantor
will at all times maintain ownership of 100% of the outstanding shares of each class of capital stock of each Borrower, unless such Borrower and the Parent Guarantor shall have merged or the Borrowers shall have merged with each other, in each case, in accordance with Section 5.08.

     Section 5.07.  Negative Pledge.   The Parent Guarantor will not, and will
not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Parent Guarantor or any such Subsidiary, except:

                (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $10,000,000;

                (b) any Lien existing on any asset prior to the acquisition thereof by the Parent Guarantor or such Subsidiary and not created in contemplation of such acquisition;

                (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

                (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing subsections of this Section 5.07, provided that the outstanding principal amount of such Debt is not increased and is not secured by any additional assets;

                (e) any Liens arising in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries which (i) do not secure Debt or Derivatives Obligations and (ii do not in the aggregate materially detract from the value of the assets of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole, or impair the use thereof in the operation of the business of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole; provided that any Lien on any asset of the Parent Guarantor or any of its Subsidiaries arising in connection with a judgment in excess of $25,000,000 (reduced, for purposes of this proviso, by any amount in respect thereof that is acknowledged by a reputable insurer as being payable under any valid and enforceable insurance policy issued by such insurer), whether or not such judgment is being contested or execution thereof has been stayed, shall be deemed not arising in the ordinary course of business of the Parent Guarantor or such Subsidiary;

                (f) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

                (g) any Lien not otherwise permitted by the foregoing provisions of this Section 5.07 securing Debt (or Derivative Obligations, as measured by the amount of the pledged collateral in excess of that permitted under (f)) in an aggregate principal amount not to exceed an amount equal to 10% of Consolidated Tangible Assets (excluding any such Lien securing any individual obligation in an amount not in excess of $5,000,000); and

                (h) subject to Section 2.10(b), any Lien on any asset or assets of the Parent Guarantor or any of its Subsidiaries securing Excess Secured Debt.

     Section 5.08. Consolidations, Mergers and Sales of Assets. (a) None of the Parent Guarantor or either Borrower shall consolidate or merge with or into any Person, except that (i) the Parent Guarantor and either Borrower may merge with any Person (other than each other) if the Parent Guarantor or such Borrower is the surviving corporation and if, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing, (ii the Parent Guarantor and either Borrower may merge with each other and (iii) the Borrowers may merge with each other, if (x) immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing and (y) the surviving corporation, whether it be the Parent Guarantor or a Borrower, shall have signed an instrument of assumption in form and substance satisfactory to the Required Banks immediately prior to such merger.

     (b) The Parent Guarantor will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer or dispose of to any Person all or any substantial part of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole.

     Section 5.09.  Fixed Charge Coverage.   As of the last day of each fiscal
quarter of the Parent Guarantor, the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges, in each case for the four fiscal quarters ending on such day, shall not be less than 2.0 to 1.0.

     Section 5.10. Debt Coverage. As of the last day of each fiscal quarter of the Parent Guarantor ending during a period set forth in the table below, the Leverage Ratio at such day shall not be less than the ratio set forth in the table below corresponding to the applicable period.


                  PERIOD                        LEVERAGE RATIO

Prior to October 2, 1998                              .250

On or after October 2, 1998 and prior to              .275
 October 1, 1999

On or after October 1, 1999                           .300



     Section 5.11.  Minimum Consolidated Net Worth.    Consolidated Net Worth
shall (i) at no date on or after October 3, 1997 be less than negative $75,000,000, (ii at no date on or after October 2, 1998 be less than $0, (iii) at no date on or after October 1, 1999 be less than $100,000,000 and (iv) at no date on or after September 29, 2000 be less than $100,000,000 plus an amount equal to 50% of Consolidated Net Income for each Fiscal Year ending on or after September 29, 2000 but prior to the date of determination for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal year of the Parent Guarantor).

     Section 5.12. Transactions with Affiliates. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any material transaction with an Affiliate unless the terms of such transaction are determined on an arm's-length basis and are substantially as favorable to the Parent Guarantor or such Subsidiary as the terms which could have been obtained from a Person which was not an Affiliate.

     Section 5.13.  Use of Proceeds.   The proceeds of Credits hereunder will be
used for general corporate purposes, including a repurchase and/or redemption by the Parent Guarantor of its shares of common stock pursuant to a proposed plan of recapitalization dated as of January 6, 1998. None of such proceeds will be used in violation of any applicable law or regulation, including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as each is in effect from time to time. After giving effect to the making of each Loan and application of the proceeds thereof, Margin Stock that was Margin Stock at the time it was acquired by the Parent Guarantor or any Subsidiary will not exceed 10% of the value of the total assets (as determined in good faith by the board of directors of the Parent Guarantor) of the Parent Guarantor and its Consolidated Subsidiaries, taken as a whole.

     Section 5.14. Restricted Payments. The Parent Guarantor will not repurchase shares of its capital stock pursuant to Section 5 of the Stockholders' Agreement (Put of Shares upon Death, Complete Disability or Normal Retirement) unless the aggregate cash amount paid with respect to such repurchase of shares, together with the aggregate cash amount paid in respect of all prior repurchases of shares pursuant to Section 5 of the Stockholders' Agreement made after January 7, 1998, shall not exceed an amount equal to the greater of (x) $20,000,000 and (y) 5% of Consolidated Net Worth, as reflected in the most recent balance sheet of the Parent Guarantor and its Consolidated Subsidiaries referred to in Section 4.04(a) or delivered prior to such repurchase pursuant to Section 5.01.

                                   ARTICLE 6

                                    defaults

     Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing

     (a)  a Borrower shall fail to pay when due any principal of any Note; or

     (b) a Borrower shall fail to pay any interest on any Note or any fees or any other amount payable hereunder for a period of three Domestic Business Days after the same shall become due; or

     (c) any Obligor shall fail to observe or perform any covenant contained in Sections 5.06 to 5.14, inclusive; or

     (d) any Obligor shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by paragraph (a), (b) or (c) above) for 30 days after notice thereof has been given to the Parent Guarantor by the Administrative Agent at the request of any Bank; or

     (e) any representation, warranty, certification or statement made or deemed made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (f) the Parent Guarantor or any of its Subsidiaries shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period; or

     (g) any event or condition shall occur that results in the acceleration of the maturity of Debt of the Parent Guarantor or any of its Subsidiaries aggregating in excess of $25,000,000, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof (it being understood that the prepayment by ARAMARK Services of (x) its Senior Note (the "SENIOR NOTE") payable to Metropolitan Life Insurance Company (the "HOLDER") or (y) any successor note (a "SUCCESSOR NOTE") issued by ARAMARK Services to the Holder in connection with the refinancing of the Debt evidenced by the Senior Note (provided that the principal amount of any Successor Note is not more than $150,000,000 and that such Successor Note is substantially in the form of the Senior Note in all material respects other than principal amount, amortization, maturity and interest rate), by reason of the refusal by the Holder to consent to a proposed written waiver or amendment of this Agreement insofar as the provisions hereof are incorporated by reference in the Senior Note or the Successor Note, as the case may be, shall not constitute an event or condition subject to this paragraph (g)); or

     (h) the Parent Guarantor or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally or admit in writing its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (i) an involuntary case or other proceeding shall be commenced against the Parent Guarantor or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent Guarantor or any Subsidiary under the Federal bankruptcy laws as now or hereafter in effect; or

     (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA (other than any such liability which is being contested in good faith by appropriate proceedings and is not secured by any
Lien); or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000 (a "MATERIAL PLAN") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current annual payment obligation in excess of $25,000,000 or an aggregate payment obligation in excess of $25,000,000; or

     (k) a judgment or order for the payment of money in excess of $15,000,000 (reduced, for purposes of this paragraph (k), by any amount in respect thereof that is acknowledged by a reputable insurer as being payable under any valid and enforceable insurance policy issued by such insurer) shall be rendered against the Parent Guarantor or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (l) any Wholly Owned Domestic Material Subsidiary shall not have entered into the Subsidiary Guaranty Agreement within 30 days after the later of the date hereof or the date on which such Wholly Owned Domestic Material Subsidiary shall have become a Wholly Owned Domestic Material Subsidiary; provided that the foregoing provision of this paragraph (l) shall not apply to any Wholly Owned Domestic Material Subsidiary if such Wholly Owned Domestic Material Subsidiary is a Subsidiary of an Obligor (other than the Parent Guarantor or the Borrowers); or

     (m) more than 30 percent (40 percent, in the case of voting securities held by a Plan) in voting power of the voting securities of the Parent Guarantor shall be held (i) by any Person or (ii) by any two or more Persons (other than parties to the Stockholders' Agreement) who "act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities" of the Parent Guarantor, as the case may be, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50 percent in aggregate amount of the Commitments, by notice to each Borrower terminate the Commitments, and the Commitments shall thereupon terminate, and (ii) if requested by the Banks holding Notes evidencing more than 50 percent in aggregate principal amount of the Loans, by notice to each Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder to be, and such Notes (together with accrued interest thereon) and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, provided that in the case of any of the Events of Default specified in paragraph (h) or (i) of this
Section 6.01 with respect to the Parent Guarantor or the Borrowers, without any notice to any Obligor or any other act by any Agent or any Bank, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Parent Guarantor and each Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE 7

                                   The Agents

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on such Bank's behalf and to exercise such powers under the Financing Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agents and Affiliates. Each of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent Guarantor or any Subsidiary or Affiliate of the Parent Guarantor as if it were not an Agent.

     Section 7.03. Action by Agents. The obligations of each Agent under the Financing Documents are only those expressly set forth therein with respect to it.

Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

     Section 7.04. Consultation with Experts. Either Agent may consult with legal counsel (who may be counsel for the Parent Guarantor or a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. Neither any Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Agent or affiliate or any such director, officer, agent or employee in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of the gross negligence or willful misconduct of such Agent, affiliate, director, officer, agent or employee. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor under any Financing Document; (iii) the satisfaction of any condition specified in Article III except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. The Banks shall, ratably in accordance with their respective Commitments, indemnify each Agent (to the extent not reimbursed by any Obligor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by such Agent thereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Financing Document to which it is a party. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

     Section 7.08. Agency Fees. The Borrowers shall be jointly and severally obligated to pay fees to the Agents in the amounts and on the dates agreed to prior to the date hereof by the Borrowers and the Agents.

     Section 7.09. Successor Agents. Either Agent may resign at any time by giving notice thereof to the Banks and the Obligors. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 7.10. Co-Agents. Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Co-Agent in its capacity as such.


                                   ARTICLE 8

              Changes in Circumstances Affecting Fixed Rate Loans

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) in the case of a Committed Borrowing, Banks having at least a majority of the aggregate amount of the related Commitments advise the Administrative Agent that the Adjusted CD Rate or the Adjusted Euro-Dollar Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their respective CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower (specifying in reasonable detail, in the case of an event referred to in clause
(b) above, the information relating thereto received by the Administrative Agent from the Banks) and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which it shall promptly do when it determines that such circumstances have ceased to exist or, in the case of clause (b) of this Section 8.01, when the Administrative Agent is so notified by Banks having at least a majority of the related Commitments, as specified above), the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such author ity, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund any of its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and each Borrower, whereupon until such Bank notifies each Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, each Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan to it, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     Section 8.03. Increased Cost. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                (A) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                (B) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (x) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate and (y) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall pay to or for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction with respect to its Fixed Rate Loans. Each Borrower shall be severally liable for its Article 8 Share of such amount.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank (or its Parent) as a consequence of an undrawn Commitment hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. Each Borrower shall be severally liable for its Article 8 Share of such amount. The Borrowers shall not be obligated to compensate any Bank pursuant to this subsection (b) for reduced return accruing prior to the date which is 30 days before such Bank requests compensation; provided that if any law, rule or regulation, or interpretation or administration thereof, or any request or directive giving rise to reduced returns has retroactive effect, such Bank shall be entitled to claim compensation hereunder for the period commencing on such date of retroactive effect through the date of adoption or change or promulgation thereof without regard to the foregoing limitation. If any Bank has demanded compensation under this subsection (b), the Borrowers shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank; and

     (c) Each Bank will promptly notify each Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Bank to compensation pursuant to this Section 8.03 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 8.04. Base Rate Loans Substituted for Affected Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrowers shall by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal that would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                   ARTICLE 9

                                   Guarantee

     Section 9.01. The Guarantee. The Parent Guarantor hereby unconditionally and irrevocably guarantees to the Banks, and to each of them, the due and punctual payment of all present and future indebtedness evidenced by or arising out of this Agreement, the Notes and any Interest Rate Agreements, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other sums now or hereafter owed by the Borrowers under this Agreement and the Notes as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms hereof and thereof and the due and punctual payment of any Interest Rate Indebtedness. In case of failure by a Borrower punctually to pay the indebtedness guaranteed hereby, the Parent Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Borrower.

     Section 9.02. Guarantee Unconditional. The obligations of the Parent Guarantor under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document or any Interest Rate Agreement by operation of law or otherwise;

                (b) any modification or amendment of or supplement to any Financing Document or any Interest Rate Agreement;

                (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Financing Document or any Interest Rate Agreement;

                (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document or any Interest Rate Agreement;

                (e) the existence of any claim, set-off or other rights which the Parent Guarantor may have at any time against any other Obligor, any Agent, any Bank or any other Person, whether or not arising in connection with any Financing Document or any Interest Rate Agreement, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document or any Interest Rate Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by it under any Financing Document or any Interest Rate Agreement; or

                (g) any other act or omission to act or delay of any kind by any other Obligor, any Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Parent Guarantor under this Article IX.

     Section 9.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Parent Guarantor's obligations under this Article IX shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or any Subsidiary Guarantor or otherwise, the Parent Guarantor's obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 9.04. Waiver. The Parent Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

     Section 9.05. Subrogation and Contribution. The Parent Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against a Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by a Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

     Section 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the requisite number of Banks specified in Section 6.01.


                                  ARTICLE 10

                              Judicial Proceedings

     Section 10.01. Consent to Jurisdiction. Each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York over any suit, action or proceeding arising out of or relating to any Financing Document. To the fullest extent it may effectively do so under applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 10.02. Enforcement of Judgments. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 10.01 brought in any such court shall be conclusive and binding upon such Obligor and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such Obligor is or may be subject) by a suit upon such judgment.

     Section 10.03. Service of Process. Each Obligor consents to process being served in any suit, action or proceeding of the nature referred to in Section
10.01 by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such Obligor specified in or designated pursuant to Section 11.01. Each Obligor agrees that such service
(i) shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Obligor.

     Section 10.04. No Limitation on Service or Suit. Nothing in this Article X shall affect the right of the Administrative Agent or any Bank to serve process in any manner permitted by law, or limit any right that the Administrative Agent or any Bank may have to bring proceedings against any Obligor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                                  ARTICLE 11

                                 Miscellaneous

     Section 11.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party (x) in the case of the Parent Guarantor, either Borrower or either Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire, or (z) in the case of any party hereto, at such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and the Parent Guarantor. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section 11.01, provided that notices to the Administrative Agent under Article II or VIII shall not be effective until received.

     Section 11.02. No Waiver. No failure or delay by any Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.03. Expenses; Documentary Taxes; Indemnification for Litigation. (a) The Borrowers shall be jointly and severally obligated to pay
(i) all out-of-pocket expenses of each Agent, including fees and disbursements of the law firm acting as special counsel for the Banks and the Agents and such local counsel as may be retained by the Administrative Agent on behalf of the Banks and the Agents, in connection with the preparation and administration of the Financing Documents, any waiver or amendment of any provision thereof, or any Default or alleged Default hereunder, and (ii) if any Event of Default occurs, all out-of-pocket expenses incurred by any Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrowers shall be jointly and severally obligated to indemnify each Bank from and hold it harmless against any transfer taxes, documentary taxes, or other similar assessments or charges made by any governmental authority by reason of the execution and delivery of the Financing Documents.

     (b) The Parent Guarantor and the Borrowers shall be jointly and severally obligated to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by any Agent in connection with its actions as Agent hereunder), relating to or arising out of the Financing Documents or any actual or proposed use of the proceeds of the Credits hereunder, provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 11.04. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Parent Guarantor, each Borrower (or in the case of the Notes, the relevant Borrower) and the Required Banks (and, if the rights or duties of either Agent are affected thereby, by such Agent), provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the amount of any Commitment (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees payable hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees payable hereunder, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 11.04 or any other provision of this Agreement or any other Financing Document or (v) postpone the date fixed for termination or reduction of the Commitments; and provided further that an amendment or waiver of the payment obligations of a Borrower with respect to any Swingline Advance shall be effective if, and only if, signed by such Borrower and the Bank making such Swingline Advance.

     In the event that (i) a Bank shall have granted a participation pursuant to
Section 11.07(b); (ii) by virtue of the participation arrangement, such Bank is required to obtain the consent of its participant to a proposed amendment to this Agreement or its Note; (iii) such participant's consent is not forthcoming;
(iv) such Bank and the other Banks are otherwise prepared to agree to such proposed amendment; and (v) such Bank shall have so certified to the Administrative Agent, then, in order to effect and in conjunction with such amendment, the Borrowers may terminate the Commitment of such Bank and, on a date otherwise permitted hereunder, prepay the outstanding Credits of such Bank in their entirety, provided that the Borrowers shall have procured a substitute Bank (which may be such Bank) contemporaneously to assume the Commitment of such Bank and to fund, for the balance of the respective Interest Periods applicable thereto, the Loans prepaid pursuant to this paragraph.

     Section 11.05. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a propor tion of the aggregate amount of principal and interest due with respect to its Credits which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Credits of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Credits of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Credits of the Banks shall be shared by the Banks pro rata. Each Borrower and the Parent Guarantor agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower or the Parent Guarantor, as the case may be, in the amount of such participation. Each Bank further agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of facility fees due with respect to its Commitments which is greater than the proportion received by any other Bank in respect of the aggregate amount of facility fees due with respect to the Commitments of such other Bank, adjustments shall be made as may be required so that all such payments of facility fees with respect to the Commitments of the Banks shall be shared by the Banks pro rata.

     Section 11.06. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     Section 11.07. Successors and Assigns. (a) All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Parent Guarantor nor the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the consent of all Banks.

     (b) No Bank may assign (other than (x) to Persons affiliated with such Bank or (y) by granting participations) such Bank's rights or obligations hereunder without the consent of each Borrower, which shall not be unreasonably withheld, and no Bank may grant participations (other than to Persons affiliated with such Bank) with respect to amounts exceeding 80% of such Bank's Commitment; provided that nothing herein shall be deemed to prohibit (i) the granting of participations by any Bank in its rights with respect to any particular Credit or Credits or (ii) the assignment or pledge by any Bank of its Notes and its rights hereunder with respect thereto to any Federal Reserve Bank. Any agreement pursuant to which any Bank may grant a participation shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to any Credit or Credits including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that (i) any such participation agreement with respect to any or all of a Bank's Credit or Credits may provide that such Bank will not agree to any proposed modification, amendment or waiver of this Agreement without the consent of the participant which would reduce the principal of or rate of interest on such Credit or Credits or postpone the date fixed for any payment of principal of or interest on such Credit or Credits and
(ii) any such participation agreement with respect to a portion of a Bank's Commitment may provide that such Bank will not agree to any modification, amendment or waiver described in clause (i), (ii) or (iii) of the first sentence of Section 11.04 without the consent of the participant; provided further that any such participation agreement described in the preceding clause (ii) shall further provide that such Bank may agree to any proposed modification, amendment or waiver referred to in such clause (ii) without the consent of such participant if such participant fails to provide such Bank voting instructions with respect to such proposal within 30 days after such participant's receipt of such proposal and such Bank's request for such voting instructions. Any Bank that has granted or grants a participation with respect to a portion of its Commitment shall notify the Borrowers as to the amount of its Commitment subject to such participation and the identity of the participant. Each of the Agents and each Borrower may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order until written notice of an assignment in accordance with this Section 11.07(b) is received by it.

     (c) No assignee of any Bank's rights or obligations shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights assigned, unless such assignment (or change in Lending Office) is made with the Borrowers' prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 11.08. Collateral. Each Bank (the "REPRESENTING BANK") represents to each Agent and each other Bank that the Representing Bank in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in the Financing Documents.

     Section 11.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 11.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                         ARAMARK SERVICES, INC.



                         By /s/ B.A. Austell
                           ------------------------------------------
                           Title:  Treasurer

                         ARAMARK Tower
                         1101 Market Street
                         Philadelphia, Pennsylvania  19107
                         Facsimile number:  (215) 238-3284
                                            (215) 238-3282

                         ARAMARK UNIFORM SERVICES GROUP,
                         INC.



                         By /s/ B.A. Austell
                           ------------------------------------------
                           Title:  Treasurer

                         ARAMARK Tower
                         1101 Market Street
                         Philadelphia, Pennsylvania  19107
                         Facsimile number:  (215) 238-3284
                                            (215) 238-3282

                         ARAMARK CORPORATION


                         By /s/ B.A. Austell
                           ------------------------------------------
                           Title:  Senior Vice President, Finance
                                   and Treasurer

                         ARAMARK Tower
                         1101 Market Street
                         Philadelphia, Pennsylvania  19107
                         Facsimile number:  (215) 238-3284
                                            (215) 238-3282

Commitments
-----------

                         Agents
                         ------


$106,000,000             THE CHASE MANHATTAN BANK


                         By /s/ Karen M. Sharf
                           ------------------------------------------
                           Title:  Vice President



$106,000,000             MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By /s/ Diana H. Imhof
                           ------------------------------------------
                           Title:  Vice President


                         Co-Agents
                         ---------


$81,000,000              BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION


                         By /s/ John Pocalyko
                           ------------------------------------------
                           Title:  Managing Director


$81,000,000              CORESTATES BANK, N.A.


                         By /s/ Kathleen E. Stucy
                           ------------------------------------------
                           Title:  Senior Vice President

$81,000,000              CREDIT LYONNAIS
                           NEW YORK BRANCH


                         By /s/ Scott R. Chappelka
                           ------------------------------------------
                           Title:  Vice President



$81,000,000              FIRST UNION NATIONAL BANK


                         By /s/ Wynelle Farlow
                           ------------------------------------------
                           Title:  Vice President


$81,000,000              NATIONSBANK, N.A.


                         By /s/ Rajesh Sood
                           ------------------------------------------
                           Title:  Vice President


$81,000,000              PNC BANK NATIONAL ASSOCIATION


                         By /s/ Daniel K. Fitzpatrick
                           ------------------------------------------
                           Title:  Vice President & Senior Relationship
                                   Manager


$81,000,000              THE BANK OF NEW YORK


                         By /s/ Peter H. Abdill
                           ------------------------------------------
                           Title:  Vice President

$81,000,000              THE SUMITOMO BANK, LIMITED
                         NEW YORK BRANCH


                         By /s/ Kazuyoshi Ogawa
                           ------------------------------------------
                           Title:  Joint General Manager

$81,000,000              WACHOVIA BANK, N.A.


                         By /s/ Adam T. Ogburn
                           ------------------------------------------
                           Title:  Vice President


                         Participants
                         ------------


$30,000,000              BANK OF HAWAII


                         By /s/ Joseph T. Donalson
                           ------------------------------------------
                           Title:  Vice President



$25,000,000              THE BANK OF NOVA SCOTIA


                         By /s/ J. Alan Edwards
                           ------------------------------------------
                           Title:  Authorized Signatory

$25,000,000              BANK ONE, N.A.


                         By /s/ David A. Hammond
                           ------------------------------------------
                           Title:  Vice President

$30,000,000              BANKBOSTON, N.A.


                         By /s/ Maura Wadlinger
                           ------------------------------------------
                           Title:  Vice President


$25,000,000              BHF-BANK AKTIENGESELLSCHAFT


                         By /s/ Linda Pace
                           ------------------------------------------
                           Title:  Vice President


                         By /s/ Thomas Scifo
                           ------------------------------------------
                           Title:  Assistant Vice President


$40,000,000              CIBC INC.


                         By /s/ Christopher Kleczkowski
                           ------------------------------------------
                           Title:  Executive Director
                                   CIBC Oppenheimer Corp., as Agent


$25,000,000              COMERICA BANK


                         By /s/ Dan M. Roman
                           ------------------------------------------
                           Title:  Vice President


$40,000,000              FLEET NATIONAL BANK


                         By /s/ Peter Dorfman
                           ------------------------------------------
                           Title:  Vice President

$40,000,000              KREDIETBANK N.V.


                         By /s/ Robert Snauffer
                           ------------------------------------------
                           Title:  Vice President


                         By /s/ Tod R. Angus
                           ------------------------------------------
                           Title:  Vice President


$40,000,000              MELLON BANK, N.A.


                         By /s/ Laurie G. Dunn
                           ------------------------------------------
                           Title:  Vice President


$30,000,000              NATIONAL WESTMINSTER BANK PLC


                         By /s/ John G. Brett
                           ------------------------------------------
                           Title:  Corporate Manager


$25,000,000              COOPERATIEVE CENTRALE
                           RAIFFEISEN-BOERENLEENBANK
                           B.A., "RABOBANK NEDERLAND",
                           NEW YORK BRANCH


                         By /s/ Angelo J. Balestrieri
                           ------------------------------------------
                           Title:  Vice President


                         By /s/ W. Pieter C. Kodde
                           ------------------------------------------
                           Title:  Vice President


$54,000,000              THE LONG-TERM CREDIT BANK OF
                           JAPAN, LTD., NEW YORK BRANCH


                         By /s/ Hiroshi Kitada
                           ------------------------------------------
                           Title:  Deputy General Manager

$30,000,000              U.S. BANK NATIONAL ASSOCIATION


                         By /s/ Mark R. Olmon
                           ------------------------------------------
                           Title:  Vice President

Total Commitments

$1,400,000,000

                         THE CHASE MANHATTAN BANK, as Agent


                         By /s/ Karen M. Sharf
                           ------------------------------------------
                           Title:  Vice President
                           270 Park Avenue
                           New York, NY 10017
                           Telex: 129100
                           Facsimile: (212) 270-7138


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Agent


                         By /s/ Diana H. Imhof
                           ------------------------------------------
                           Title:  Vice President
                           60 Wall Street
                           New York, New York 10260
                           Telex: 177615
                           Facsimile: (212) 648-5018

                                             EXHIBIT A


                                     NOTE

                              New York, New York

                                  ____________, 19__


     For value received, [ARAMARK Services, Inc./ARAMARK Uniform Services Group, Inc.], a Delaware corporation (the "BORROWER"), promises to pay to the order of (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Credit provided by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Credit. The Borrower promises to pay interest on the unpaid principal amount of each such Credit on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, 52 Broadway, New York, New York.

     All Credits provided by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Credit then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit and Guaranty Agreement dated as of January 7, 1998 among the Borrower, [ARAMARK Uniform Services Group, Inc./ARAMARK Services, Inc.], a Delaware corporation, ARAMARK Corporation, a Delaware corporation, the banks party thereto and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Agents (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                         [ARAMARK SERVICES, INC./
                          ARAMARK UNIFORM SERVICES
                          GROUP, INC.]



                          By __________________________
                             Name:
                             Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


                AMOUNT    TYPE      AMOUNT OF
                  OF       OF       PRINCIPAL    MATURITY    NOTATION
 DATE            LOAN     LOAN       REPAID        DATE      MADE BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                     A-3

                                                                       EXHIBIT B



            OPINION OF GENERAL COUNSEL OR ASSOCIATE GENERAL COUNSEL
                      OF ARAMARK SERVICES, ARAMARK UNIFORM
                            AND THE PARENT GUARANTOR


                                         [Effective Date]


To the Banks and the Agents
c/o The Chase Manhattan Bank, as
Administrative Agent
277 Park Avenue
New York, New York 10172

Dear Sirs:

     I am General Counsel of ARAMARK Services, Inc. ( "ARAMARK SERVICES"), of ARAMARK Uniform Services Group, Inc. ("ARAMARK UNIFORM" and together with ARAMARK Services, the "BORROWERS"), and of ARAMARK Corporation (the "PARENT GUARANTOR") and am familiar with (i) the Credit and Guaranty Agreement (the "CREDIT AGREEMENT") dated as of January 7, 1998 among the Borrowers, the Parent Guarantor, the banks party thereto and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Agents, and (ii) the Subsidiary Guaranty Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed, for purposes of this opinion, that the Banks and the Agents have all requisite power and authority and have taken all necessary corporate action to enter into the Credit Agreement and to effect any transaction contemplated thereby. This opinion is limited to the federal laws of the United States, the laws of the States of Pennsylvania and New York and the corporation law of the State of Delaware. As to matters pertaining to the laws of any other State, I do not purport to practice law therein or be an expert on the laws thereof and have relied on my general familiarity and experience with pertinent opinions in similar transactions and relevant statutes and case law. As to the due incorporation and good standing of the Subsidiaries of the Parent Guarantor under the laws of any State, I have relied on certificates of public officials of such State and have no reason to believe that any such Subsidiary is not duly incorporated or in good standing in such State. For purposes of this opinion, "MATERIAL DEBT" means all Debt of the Parent Guarantor, the Borrowers or any of their respective Subsidiaries, other than any such Debt having an outstanding principal amount of $1,000,000 or less and aggregating, together with all other such Debt, not more than $10,000,000 in outstanding principal amount.

     Upon the basis of the foregoing, I am of the opinion that:

     1. Each Borrower and the Parent Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

     2. The execution, delivery and performance (a) of the Credit Agreement by each Borrower and the Parent Guarantor, (b) of the Notes by the relevant Borrower and (c) of the Subsidiary Guaranty Agreement by the Parent Guarantor, each Borrower and each of the Subsidiaries of the Parent Guarantor listed on the signature pages of the Subsidiary Guaranty Agreement (the "SUBSIDIARY GUARANTORS" and with the Borrowers and the Parent Guarantor, collectively, the "OBLIGORS") are within the respective corporate powers of the Obligors, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws of any Obligor or of any agreement or instrument relating to Material Debt or any other agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor material to the business of the Parent Guarantor and its Subsidiaries, considered as a whole, or result in the creation or imposition of any Lien on any asset of any Obligor or any of their respective Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of each Borrower and the Parent Guarantor, and the Notes constitute valid and binding obligations of the relevant Borrower, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     4. The Subsidiary Guaranty Agreement constitutes a valid and binding agreement of each Borrower, the Parent Guarantor and each Subsidiary of the

Parent Guarantor listed on the signature pages thereof, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. I have assumed for purposes of the foregoing opinion that, in light of the limitations set forth in Section 2.03 of the Subsidiary Guaranty Agreement and other relevant considerations, a court would conclude that a fraudulent conveyance has not occurred.

     5. To the best of my knowledge after due inquiry, there is no action, suit or proceeding pending or threatened against the Parent Guarantor, either Borrower or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would affect the business, financial position or results of operations of the Parent Guarantor and its Subsidiaries, considered as a whole, in a manner material and adverse to the creditworthiness of the Obligors, considered as a whole, or which in any manner questions the validity or enforceability of any Financing Document.

     6. Each Obligor (other than the Parent Guarantor and the Borrowers) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     7. None of the Obligors is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

     In giving the foregoing opinion, I express no opinion as to the effect (if any) of any law of any jurisdiction in which any Bank is located which limits the rate of interest that such Bank may charge or collect.


                                         Very truly yours,

                                                                       EXHIBIT C



                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENTS


                                         [Effective Date]


To the Banks and the Agents
c/o The Chase Manhattan Bank,
        as Administrative Agent
277 Park Avenue
New York, New York  10172

Dear Sirs:

     We have participated in the preparation of the Credit and Guaranty Agreement (the "CREDIT AGREEMENT") dated as of January 7, 1998 among ARAMARK Services Inc., a Delaware corporation ("ARAMARK SERVICES"), ARAMARK Uniform Services Group, Inc., a Delaware corporation ("ARAMARK UNIFORM" and together with ARAMARK Services, the "BORROWERS"), ARAMARK Corporation, a Delaware corporation (the "PARENT GUARANTOR"), the banks party thereto (the "BANKS") and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Agents (the "AGENTS"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(g) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, in connection with certain questions of fact, we have relied upon representations and certificates of officers of the Company.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by each Borrower and the Parent Guarantor of the Credit Agreement and by the relevant Borrower of the

Notes are within the respective corporate powers of the Parent Guarantor and each Borrower and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of each Borrower and the Parent Guarantor, and each Note constitutes a valid and binding obligation of the relevant Borrower, in each case enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                              Very truly yours,

                                                                       EXHIBIT D


                         SUBSIDIARY GUARANTY AGREEMENT


                                  dated as of


                                January 7, 1998


                                     among


                            ARAMARK SERVICES, INC.,


                     ARAMARK UNIFORM SERVICES GROUP, INC.,


                              ARAMARK CORPORATION


                                      and


                  THE SUBSIDIARY GUARANTORS REFERRED TO HEREIN

                               TABLE OF CONTENTS

                            -----------------------

                                                                                                          PAGE
                                                  ARTICLE 1

                                                 DEFINITIONS

SECTION 1.01.  Definitions...................................................................................1
SECTION 1.02.  Accounting Terms and Determinations..........................................................16
SECTION 1.03.  Types of Borrowings..........................................................................16

                                                  ARTICLE 2

                                                  THE LOANS

SECTION 2.01.  Commitments to Lend..........................................................................17
SECTION 2.02.  Notice of Committed Borrowings...............................................................17
SECTION 2.03.  Money Market Borrowings......................................................................18
SECTION 2.04.  Swingline Advances...........................................................................21
SECTION 2.05.  Notice to Banks; Funding of Loans............................................................21
SECTION 2.06.  Maturity of Loans............................................................................22
SECTION 2.07.  Notes........................................................................................22
SECTION 2.08.  Interest.....................................................................................23
SECTION 2.09.  Facility Fees................................................................................28
SECTION 2.10.  Reduction of Commitments.....................................................................29
SECTION 2.11.  Mandatory Termination of Commitments.........................................................31
SECTION 2.12.  Optional Prepayments.........................................................................31
SECTION 2.13.  Payments.....................................................................................31
SECTION 2.14.  Funding Losses...............................................................................32
SECTION 2.15.  Withholding Tax Exemption....................................................................32

                                                  ARTICLE 3

                                                  CONDITIONS

SECTION 3.01.  Effectiveness................................................................................33
SECTION 3.02.  Conditions to Borrowing......................................................................35
SECTION 3.03.  Representation by Borrower...................................................................35
SECTION 3.04.  Transitional Provisions......................................................................35

                                                  ARTICLE 4

                                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power................................................................36

                                                                                                          PAGE
SECTION 4.02.  Corporate and Governmental Authorization; No
          Contravention.....................................................................................36
SECTION 4.03.  Binding Effect...............................................................................37
SECTION 4.04.  Financial Information........................................................................37
SECTION 4.05.  Litigation...................................................................................37
SECTION 4.06.  Compliance with ERISA........................................................................37
SECTION 4.07.  Environmental Matters........................................................................38
SECTION 4.08.  Taxes........................................................................................38
SECTION 4.09.  Compliance with Laws.........................................................................38
SECTION 4.10.  Not an Investment Company....................................................................39
SECTION 4.11.  Full Disclosure..............................................................................39

                                                  ARTICLE 5

                                                  COVENANTS

SECTION 5.01.  Information..................................................................................39
SECTION 5.02.  Payment of Obligations.......................................................................42
SECTION 5.03.  Maintenance of Property; Insurance...........................................................42
SECTION 5.04.  Conduct of Business and Maintenance of Existence.............................................42
SECTION 5.05.  Inspection of Property, Books and Records....................................................43
SECTION 5.06.  Maintenance of Stock of Borrowers............................................................43
SECTION 5.07.  Negative Pledge..............................................................................43
SECTION 5.08.  Consolidations, Mergers and Sales of Assets..................................................44
SECTION 5.09.  Fixed Charge Coverage........................................................................45
SECTION 5.10.  Debt Coverage................................................................................45
SECTION 5.11.  Minimum Consolidated Net Worth...............................................................45
SECTION 5.12.  Transactions with Affiliates.................................................................45
SECTION 5.13.  Use of Proceeds..............................................................................45
SECTION 5.14.  Restricted Payments..........................................................................46

                                                  ARTICLE 6

                                                   DEFAULTS

SECTION 6.01.  Events of Default............................................................................46
SECTION 6.02.  Notice of Default............................................................................49

                                                  ARTICLE 7

                                                  THE AGENTS

SECTION 7.01.  Appointment and Authorization................................................................49
SECTION 7.02.  Agents and Affiliates........................................................................49

                                                                                                          PAGE
SECTION 7.03.  Action by Agents.............................................................................49
SECTION 7.04.  Consultation with Experts....................................................................50
SECTION 7.05.  Liability of Agents..........................................................................50
SECTION 7.06.  Indemnification..............................................................................50
SECTION 7.07.  Credit Decision..............................................................................50
SECTION 7.08.  Agency Fees..................................................................................51
SECTION 7.09.  Successor Agents.............................................................................51
SECTION 7.10.  Co-Agents....................................................................................51

                                                  ARTICLE 8

                             CHANGES IN CIRCUMSTANCES AFFECTING FIXED RATE LOANS

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.....................................51
SECTION 8.02.  Illegality...................................................................................52
SECTION 8.03.  Increased Cost...............................................................................52
SECTION 8.04.  Base Rate Loans Substituted for Affected Loans...............................................54

                                                  ARTICLE 9

                                                  GUARANTEE

SECTION 9.01.  The Guarantee................................................................................55
SECTION 9.02.  Guarantee Unconditional......................................................................55

SECTION 9.03.  Discharge Only upon Payment in Full; Reinstatement in

          Certain Circumstances.............................................................................56
SECTION 9.04.  Waiver.......................................................................................57
SECTION 9.05.  Subrogation and Contribution.................................................................57
SECTION 9.06.  Stay of Acceleration.........................................................................57

                                                  ARTICLE 10

                                             JUDICIAL PROCEEDINGS

SECTION 10.01.  Consent to Jurisdiction.....................................................................57
SECTION 10.02.  Enforcement of Judgments....................................................................57
SECTION 10.03.  Service of Process..........................................................................58
SECTION 10.04.  No Limitation on Service or Suit............................................................58

                                                  ARTICLE 11

                                                MISCELLANEOUS

SECTION 11.01.  Notices.....................................................................................58
SECTION 11.02.  No Waiver...................................................................................58

SECTION 11.03.  Expenses; Documentary Taxes; Indemnification for
          Litigation........................................................................................59
SECTION 11.04.  Amendments and Waivers......................................................................59
SECTION 11.05.  Sharing of Set-offs.........................................................................60
SECTION 11.06.  New York Law................................................................................60
SECTION 11.07.  Successors and Assigns......................................................................60
SECTION 11.08.  Collateral..................................................................................62
SECTION 11.09.  Counterparts................................................................................62
SECTION 11.10.  WAIVER OF JURY TRIAL........................................................................62

                         SUBSIDIARY GUARANTY AGREEMENT


     AGREEMENT dated as of January 7, 1998 among ARAMARK Services, Inc., a Delaware corporation ("ARAMARK SERVICES"), ARAMARK Uniform Services Group, Inc., a Delaware corporation ("ARAMARK UNIFORM" and together with ARAMARK Services, the "BORROWERS"), ARAMARK Corporation, a Delaware corporation (the "PARENT GUARANTOR"), and each of the Subsidiary Guarantors listed on the signature pages hereof under the caption "SUBSIDIARY GUARANTORS" and each Person that shall, at any time after the date hereof, become an additional "SUBSIDIARY GUARANTOR" pursuant to Section 3.01 hereof (collectively, the "SUBSIDIARY GUARANTORS").

     WHEREAS, the Borrowers and the Parent Guarantor have entered into a Credit and Guaranty Agreement (as the same may be amended from time to time, the "CREDIT AGREEMENT") dated as of January 7, 1998 among the Borrowers, the Parent Guarantor, the banks party thereto and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Agents, pursuant to which the Borrowers are entitled, subject to certain conditions, to jointly borrow up to $1,400,000,000 and pursuant to which the payment when due of all principal, interest and other amounts thereunder is guaranteed by the Parent Guarantor;

     WHEREAS, as a condition to the effectiveness of the Credit Agreement, each of the entities listed on Schedule I hereto and each Wholly Owned Domestic Material Subsidiary of the Parent Guarantor is required to execute and deliver to the Administrative Agent, on behalf of the Banks, a Subsidiary Guaranty Agreement whereby such entity or Wholly Owned Domestic Material Subsidiary shall guarantee the payment when due of all principal, interest, and other amounts that shall be at any time payable by a Borrower under the Credit Agreement; and

     WHEREAS, ARAMARK Services has in the past and the Borrowers may in the future become obligated to one or more of said banks under one or more Interest Rate Agreements;

     WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrowers have provided, and such financial and other support as the Borrowers and the Parent Guarantor may in the future provide, to the Subsidiary Guarantors, and in order to induce the Banks to enter into the Credit Agreement and any Interest Rate Agreements, the Subsidiary Guarantors are willing to guarantee the obligations of the Borrowers thereunder;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.01. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.



                                   ARTICLE 2

                                   Guarantees

     Section 2.01. Guarantees. Subject to Section 2.03, the Subsidiary Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee to the Banks, and to each of them, the due and punctual payment of all present and future indebtedness of the Borrowers evidenced by or arising out of the Financing Documents and any Interest Rate Agreements, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the due and punctual payment of all other sums now or hereafter owed by each Borrower under any Financing Document as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof and the due and punctual payment of any Interest Rate Indebtedness. In case of failure by a Borrower punctually to pay the indebtedness guaranteed hereby, the Subsidiary Guarantors, subject to Section 2.03, hereby jointly, severally and unconditionally agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Borrower.

     Section 2.02. Guarantees Unconditional. The obligations of each Subsidiary Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document or any Interest Rate Agreement, by operation of law or otherwise;

             (b) any modification or amendment of or supplement to any Financing Document or any Interest Rate Agreement;

             (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Financing Document or any Interest Rate Agreement;

             (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document or any Interest Rate Agreement;

             (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against any other Obligor, the Administrative Agent, any Bank or any other Person, whether or not arising in connection with the Financing Documents or any Interest Rate Agreement, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document or any Interest Rate Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by any other Obligor under the Financing Documents or any Interest Rate Agreement; or

             (g) any other act or omission to act or delay of any kind by any other Obligor, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Subsidiary Guarantor under this Article II.

     Section 2.03. Limit of Liability. Each Subsidiary Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     Section 2.04. Discharge; Reinstatement in Certain Circumstances. (a) Subject to Section 2.03 and paragraph (b) of this Section 2.04, each Subsidiary Guarantor's obligations under this Article II shall remain in full force and effect, except as otherwise agreed with the consent of the Required Banks, until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, each Subsidiary Guarantor's obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

          (b) In the event that any capital stock of any Subsidiary Guarantor shall be disposed of with the effect that such Subsidiary Guarantor shall cease to be a Subsidiary of the Parent Guarantor, such Subsidiary Guarantor shall be released and discharged from any obligation under this Agreement; provided that no such disposition shall be made unless, immediately after such disposition, and giving effect thereto, no Event of Default shall have occurred and be continuing; and provided further that such Subsidiary Guarantor's obligations under this Agreement shall be immediately reinstated if at any time after such disposition it becomes a Subsidiary of the Parent Guarantor. The obligations hereunder of any Subsidiary Guarantor the capital stock of which has been so disposed of shall be unenforceable for so long as it shall be released and discharged of its obligations pursuant to this Section 2.04(b).

     Section 2.05. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

     Section 2.06. Subrogation and Contribution. Each Subsidiary Guarantor irrevocably waives, until such time as all amounts under the Financing Documents and any Interest Rate Agreement have been indefeasibly paid in full, any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against a Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by such Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

     Section 2.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by each Subsidiary Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the requisite number of Banks specified in the Financing Documents.

                                   ARTICLE 3

                Covenant of the Company and the Parent Guarantor

     Section 3.01. Additional Subsidiary Guarantors. The Parent Guarantor and each Borrower jointly and severally agree to cause each Person that shall, at any time after the date hereof, become a Wholly Owned Domestic Material Subsidiary of the Parent Guarantor to enter into this Agreement not later than 30 days after the date on which such Person shall have become a Wholly Owned Domestic Material Subsidiary.



                                   ARTICLE 4

                                 Miscellaneous

     Section 4.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof (or, in the case of any Subsidiary Guarantor as to which no such address or telex or facsimile number is so set forth, to it at the address or telex or facsimile number of the Parent Guarantor set forth on the signature pages hereof) or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the appropriate answerback is received, (ii) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 4.01.

     Section 4.02. No Waiver. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Parent Guarantor, each Borrower, each

Subsidiary Guarantor and the Administrative Agent with the prior written consent of the Required Banks.

     Section 4.04. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Each of the Subsidiary Guarantors hereby agrees to be bound by each of Article X and Section
11.10 of the Credit Agreement to the same extent as if it were a party thereto.

     Section 4.05. Successors and Assigns. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Subsidiary Guarantor may assign or transfer any of its rights or obligations under this Agreement.

     Section 4.06. Counterpars; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall have received a counterpart hereof signed by each Borrower, the Parent Guarantor and one or more of the Subsidiary Guarantors. Thereafter, upon execution and delivery of this Agreement on behalf of any other Subsidiary Guarantor, this Agreement shall become effective with respect to such Subsidiary Guarantor as of the date of such delivery.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                    ARAMARK SERVICES, INC.


                    By:
                       -------------------------------------
                       Title:
                       ARAMARK Tower
                       1101 Market Street
                       Philadelphia, Pennsylvania  19107
                       Facsimile number:   (215) 238-3284
                                           (215) 238-3282


                    ARAMARK UNIFORM SERVICES GROUP,
                    INC.


                    By:
                       -------------------------------------
                       Title:
                       ARAMARK Tower
                       1101 Market Street
                       Philadelphia, Pennsylvania 19107
                       Facsimile number:  (215) 238-3284
                                          (215) 238-3282

                    ARAMARK CORPORATION


                    By:
                       -------------------------------------
                       Title:
                       ARAMARK Tower
                       1101 Market Street
                       Philadelphia, Pennsylvania 19107
                       Facsimile number:  (215) 238-3284
                                          (215) 238-3282

                             SUBSIDIARY GUARANTORS
                             ---------------------


                    ARAMARK EDUCATIONAL GROUP, INC.


                    By:
                       -------------------------------------
                       Title:

                    ARAMARK HEALTH & EDUCATION
                       SERVICES, INC.


                    By:
                       -------------------------------------
                       Title:

                    ARAMARK HEALTHCARE SUPPORT
                       SERVICES, INC.


                    By: ____________________________________
                       Title:

                    ARAMARK SPORTS AND ENTERTAINMENT
                    GROUP, INC.


                    By: _____________________________________
                       Title:

                    ARAMARK MAGAZINE & BOOK
                       SERVICES, INC.


                    By _____________________________________
                       Title:

                    ARAMARK REFRESHMENT SERVICES, INC.



                    By: _____________________________________
                       Title:

                    ARAMARK SENIOR NOTES COMPANY



                    By: _____________________________________
                        Title:

                    ARAMARK SERVICES, INC.



                    By: _____________________________________
                        Title:

                    ARAMARK UNIFORM SERVICES, INC.



                    By: _____________________________________
                        Title:


                    ARAMARK UNIFORM SERVICES
                       GROUP, INC.



                    By: _____________________________________
                        Title:

                                                                        Schedule


                             SUBSIDIARY GUARANTORS


ARAMARK EDUCATIONAL GROUP, INC.

ARAMARK HEALTH & EDUCATION SERVICES, INC.

ARAMARK HEALTHCARE SUPPORT SERVICES, INC.

ARAMARK SPORTS AND ENTERTAINMENT GROUP, INC.

ARAMARK MAGAZINE & BOOK SERVICES, INC.

ARAMARK REFRESHMENT SERVICES, INC.

ARAMARK SENIOR NOTES COMPANY

ARAMARK SERVICES, INC.

ARAMARK UNIFORM SERVICES, INC.

ARAMARK UNIFORM SERVICES GROUP, INC.

                                                                       EXHIBIT E

                             MANAGEMENT EQUITY NOTE

                          [To be provided by Borrower]

                                                                       EXHIBIT F

                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:       [Name of Bank]

Re: Invitation for Money Market Quotes to [ARAMARK Services, Inc./ARAMARK Uniform Services Group, Inc.] (the "BORROWER")

     Pursuant to Section 2.03 of the Credit and Guaranty Agreement (as amended from time to time, the "CREDIT AGREEMENT") dated as of January 7, 1998 among the Borrower, [ARAMARK Uniform Services Group, Inc./ARAMARK Services, Inc.], ARAMARK Corporation, the Banks party thereto and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Agents, we are pleased to invite you to submit Money Market Quotes to us for the following proposed Money Market Borrowing(s):

Date of Borrowing:  ___________________

Principal Amount/1/           Interest Period/2/
----------------              ---------------

$

     Such Money Market Quotes should offer a Money Market Rate.

     Please respond to this invitation by no later than 10:00 A.M. (New York City time) on [date].

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

                        [ARAMARK SERVICES, INC./ARAMARK
                        UNIFORM SERVICES GROUP, INC.]


                        By___________________________________
                          Title:

---------------

/1/       Amount must be $5,000,000 or a larger multiple of $1,000,000.

/2/       Not less than 7 nor more than 270 days, subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT G



                           FORM OF MONEY MARKET QUOTE



[ARAMARK SERVICES, INC./
 ARAMARK UNIFORM SERVICES
 GROUP, INC.]
ARAMARK Tower
1101 Market Street
Philadelphia, Pennsylvania  19107

Attention:

Re: Money Market Quote to [ARAMARK Services, Inc./ARAMARK Uniform Services Group, Inc.] (the "BORROWER")

     In response to your invitation dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:

2.   Person to contact at Quoting Bank
     (including telephone number):

3.   Date of Borrowing:

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

        Principal                  Interest                  Money Market
         Amount/1/                  Period/2/                  Rate/3/
--------------------------------------------------------------------------------

$

$


        [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $__________.]*

        We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit and Guaranty Agreement dated as of January 7, 1998 among the Borrower, [ARAMARK Uniform Services Group, Inc./ARAMARK Services, Inc.], ARAMARK Corporation, the Banks party thereto and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as Agents (as amended from time to time, the "CREDIT AGREEMENT"), irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

        Terms used herein have the meanings assigned to them in the Credit Agreement.

                                Very truly yours,

                                [NAME OF BANK]


Dated:_________________         By:__________________________
                                  Authorized Officer



---------------
/1/ Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

/2/ Not less than 7 nor more than 270 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

/3/  Specify rate of interest per annum (specified to 1/10,000th of 1%).